SCHEDULE 14A INFORMATION


         Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934


Filed by the Registrant _X_

Filed by a Party other than the Registrant ___

Check the appropriate box:

_X_ Preliminary Proxy Statement

_X_ Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e) (2))

___ Definitive Proxy Statement

___ Definitive Additional Materials

___ Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.142-12


                           Clinton Gas Systems, Inc.
               (Name of Registrant as Specified In Its Charter)


     ___________________________________________________________________
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

___  $125 per Exchange Act Rules 0-11(c)(1)(ii),  14a-6(i)(1),  or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

___ $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

_X_  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

               Common Shares

     (2) Aggregate number of securities to which transaction applies:

               5,533,411

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

               $6.75

     (4) Proposed maximum aggregate value of transaction:

               $37,350,524

     (5) Total fee paid:

               $7,470.11


___  Fee paid previously with preliminary materials.

___ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:


                       _______________________________



                               TABLE OF CONTENTS

SUMMARY
      The Special Meeting.................................................   2
      Recommendation of Board of Directors and Special Committee of Outside
            Directors.....................................................   2
      The Parties to the Merger...........................................   2
      Certain Terms of the Merger.........................................   3
      Opinion of Financial Advisor........................................   4
      Interests of Certain Persons in the Merger..........................   4
      Surrender of Certificates...........................................   5
      No Solicitation of Other Bids.......................................   5
      Sources and Amount of Funds.........................................   5
      Certain Federal Income Tax Consequences.............................   6
      Rights of Dissenting Shareholders...................................   6
      Market Price Information............................................   6
      Selected Summary Consolidated Financial Information
         Concerning the Company..............................................7

AVAILABLE INFORMATION.....................................................   8

GENERAL INFORMATION REGARDING THE SPECIAL MEETING.........................   8
      Date, Time, Place and Purpose of Special Meeting....................   8
      Vote Required for Approval; Shares Entitled to Vote; Record Date....   9
      Solicitation and Revocability of Proxies............................  10
      Approval by JEDI and Purchaser......................................  10
      JEDI and Purchaser Information......................................  10

THE COMPANIES.............................................................  10
      The Company.........................................................  10
      JEDI and Purchaser..................................................  11

THE MERGER................................................................  11
      General.............................................................  11
      Background of the Merger............................................  12
      Recommendation of the Special Committee and the Board
         of Directors; Reasons for the Merger.............................  16
      Opinion of Financial Advisor........................................  17
      Interests of Certain Persons in the Merger..........................  17
      Indemnification and Insurance.......................................  19
      Miscellaneous Provisions in the Merger Agreement....................  20
      Effective Time; Effect of Merger....................................  21
      Surrender of Certificates...........................................  21
      Conditions to Consummation of the Merger............................  22
      Representations and Warranties......................................  23
      Business of the Company Pending the Merger..........................  24
      Obligations of JEDI and Purchaser Pending the Merger................  24
      Amendment, Waiver and Termination...................................  24
      Expenses; Termination Fees..........................................  26
      No Solicitation of Other Bids.......................................  27
      Survival of Representations, Warranties and Agreements..............  27
      Sources and Amount of Funds.........................................  28
      Operation and Management of Surviving Corporation After the Merger..  28
      Certain Federal Income Tax Consequences.............................  28
      Accounting Treatment................................................  29
      Chapter 1704 of the Ohio Revised Code...............................  29

RIGHTS OF DISSENTING SHAREHOLDERS.........................................  29

SELECTED CONSOLIDATED FINANCIAL DATA......................................  31

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
      FINANCIAL CONDITION AND RESULTS OF OPERATIONS.......................  32

DIVIDENDS ON AND MARKET PRICES OF THE COMPANY COMMON STOCK................  33
      The Company.........................................................  33

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT............  34

INDEPENDENT PUBLIC ACCOUNTANTS............................................  35

OTHER BUSINESS............................................................  35

SHAREHOLDER PROPOSALS.....................................................  35

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE.........................  36

APPENDICES................................................................  37

      APPENDIX A - AGREEMENT AND PLAN OF MERGER........................... A-1

      APPENDIX B - FAIRNESS OPINION OF MCDONALD & COMPANY
                   SECURITIES, INC. ...................................... B-1

      APPENDIX C - SECTION 1701.85 OF OHIO GENERAL CORPORATION
                   LAW.................................................... C-1

==============================================================================
                                     -2-
==============================================================================
                          CLINTON GAS SYSTEMS, INC.

                            4770 INDIANOLA AVENUE
                             COLUMBUS, OHIO 43214
                                (614) 888-9588

                                July __, 1996


To the Shareholders of Clinton Gas Systems, Inc.:

      You are cordially invited to attend the Special Meeting of Shareholders (the "Special Meeting") of Clinton Gas Systems, Inc. (the "Company") to be held on August 22, 1996, at 10:00 a.m., Columbus time. The meeting will be held at The Marriott North, 6500 Doubletree Ave., Columbus, Ohio 43229.

      At the Special Meeting, you will be asked to vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of May 24, 1996 (the "Merger Agreement"), among Joint Energy Development Investments Limited Partnership, a Delaware limited partnership ("JEDI") and an affiliate of Enron Capital & Trade Resources Corp., a Delaware corporation, Jenco Acquisition, Inc., a newly-formed Ohio corporation ("Purchaser") and a subsidiary of JEDI, and the Company. The Merger Agreement provides for the merger (the "Merger") of Purchaser with and into the Company, with the Company surviving the Merger (the "Surviving Corporation"). Subject to the terms and conditions of the Merger Agreement, at the effective time of the Merger, all then-outstanding shares of the Company's common shares, without par value (the "Company Common Stock") (other than (A) shares of the Company Common Stock held by Purchaser, the Company or any Company subsidiary, all of which will be canceled without payment of any consideration, and (B) shares of the Company Common Stock held by shareholders who perfect their rights as dissenting shareholders), will be converted into the right to receive, in cash, $6.75 per share of the Company Common Stock, without interest.

      The affirmative vote of the holders of a majority of the outstanding shares of the Company Common Stock entitled to vote at the Special Meeting is required for the approval of the Merger Agreement.

       Your vote is important. Regardless of the number of shares you hold or whether you plan to attend the Special Meeting, we urge you to complete, sign, date and return the enclosed proxy card immediately. If you attend the Special Meeting, you may vote in person if you wish, even if you have previously returned your proxy card.

      If the Company shareholders approve the adoption of the Merger Agreement, it is currently anticipated that the Merger will be consummated as promptly as practicable after the satisfaction of all conditions to the Merger. Promptly after the Merger is consummated, a Letter of Transmittal will be mailed to all shareholders of record to use in surrendering their certificates representing shares of the Company Common Stock. PLEASE DO NOT SEND YOUR STOCK CERTIFICATES TO THE COMPANY UNTIL YOU RECEIVE THE LETTER OF TRANSMITTAL, WHICH WILL INCLUDE INSTRUCTIONS ON THE PROCEDURE TO BE USED IN SENDING IN YOUR CERTIFICATES.

      Enclosed is a Proxy Statement that describes, and contains other important information relating to, the Merger Agreement and the proposed Merger. A copy of the Merger Agreement is included in the Proxy Statement. You are urged to read the Proxy Statement, including the Appendices, carefully.

     Your Board of Directors and a Special Committee of outside directors have approved the Merger Agreement, having determined that the acquisition of the Company pursuant to the Merger Agreement is fair to, and in the best interests of, the Company and its shareholders. McDonald & Company Securities, Inc., the Board's financial advisor, has advised the Board that, in its opinion, the Merger consideration is fair, from a financial point of view, to the shareholders. Your Board of Directors and the Special Committee of outside directors unanimously recommend that you vote "FOR" the adoption and approval of the Merger Agreement.

                      On behalf of the Board of Directors,


                      Jerry D. Jordan
                      Chairman of the Board and
                      Chief Executive Officer

PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD.

==============================================================================
                                   -xxxvii-
==============================================================================
                          CLINTON GAS SYSTEMS, INC.
                            4770 Indianola Avenue
                             Columbus, Ohio 43214
                                (614) 888-9588

                                  NOTICE OF
                       SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD AUGUST 22, 1996

To the Shareholders of Clinton Gas Systems, Inc.:

      Notice is hereby given that a Special Meeting of Shareholders (the "Special Meeting") of Clinton Gas Systems, Inc., an Ohio corporation (the "Company"), will be held at The Marriott North, 6500 Doubletree Ave., Columbus, Ohio, on August 22, 1996, at 10:00 a.m., Columbus time, for the following purposes:

            1. To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of May 24, 1996 (the "Merger Agreement"), among Joint Energy Development Investments Limited Partnership, a Delaware limited partnership ("JEDI"), Jenco Acquisition, Inc., a newly-formed Ohio corporation ("Purchaser") and a subsidiary of JEDI, and the Company.

            2. To transact such other business as may properly come before the Special Meeting, including any and all adjournment(s) or postponement(s) thereof.

      Information regarding the matters to be acted upon at the Special Meeting is contained in the Proxy Statement attached to this Notice. A copy of the Merger Agreement appears as Appendix A to, and is summarized in, the accompanying Proxy Statement.

      Only holders of the Company common shares of record at the close of business on July 10, 1996, are entitled to notice of and to vote at the Special Meeting or any adjournment(s) or postponement(s) thereof. The Special Meeting may be adjourned from time to time without notice other than by announcement at the Special Meeting.

      IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER OF SHARES YOU MAY HOLD. WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE. THE PROXY IS REVOCABLE AND WILL NOT BE USED IF YOU ARE PRESENT AT THE SPECIAL MEETING AND PREFER TO VOTE IN PERSON. FAILURE TO SIGN AND RETURN YOUR PROXY, OR TO OTHERWISE VOTE AT THE SPECIAL MEETING, IS THE EQUIVALENT OF A VOTE AGAINST APPROVAL AND ADOPTION OF THE MERGER AGREEMENT, WHICH HAS BEEN RECOMMENDED BY A SPECIAL COMMITTEE OF OUTSIDE DIRECTORS AND BY THE BOARD OF DIRECTORS OF THE COMPANY.

      This Notice, the accompanying Proxy Statement and the enclosed proxy card are sent to you by order of the Board of Directors of the Company.

Columbus, Ohio
July  __, 1996


                                 R.L. Richards
                                 Secretary

==============================================================================
                                   -xxxvii-
==============================================================================

                          CLINTON GAS SYSTEMS, INC.
                            4770 Indianola Avenue
                             Columbus, Ohio 43214
                                (614) 888-9588

                               PROXY STATEMENT
                                   FOR ITS
                       SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD AUGUST 22, 1996

      This Proxy Statement is being furnished to the holders of common shares, without par value (the "Company Common Stock") of Clinton Gas Systems, Inc., an Ohio corporation (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the Special Meeting of Shareholders of the Company (the "Special Meeting") to be held at The Marriott North, 6500 Doubletree Ave. Columbus, Ohio, on August 22, 1996, at 10:00 a.m., Columbus time, and any and all adjournment(s) or postponement(s) thereof. The purpose of the Special Meeting is to consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of May 24, 1996, (the "Merger Agreement"), among Joint Energy Development Investments Limited Partnership, a Delaware limited partnership ("JEDI"), Jenco Acquisition, Inc., a newly-formed Ohio corporation ("Purchaser") and a subsidiary of JEDI, and the Company. A copy of the Merger Agreement is attached to this Proxy Statement as Appendix A. This Proxy Statement, the enclosed Notice of Special Meeting and the enclosed proxy card are first being sent or given to shareholders of the Company on or about July __, 1996.

      A Special Committee of outside directors (the "Special Committee") and the Board of Directors of the Company have approved the Merger Agreement, having determined that the acquisition of the Company pursuant to the Merger Agreement is fair to, and in the best interests of, the Company and its shareholders. Accordingly, the Special Committee and the Board of Directors unanimously recommend that the shareholders vote "FOR" the adoption and approval of the Merger Agreement.

      No person is authorized to give any information or to make any representation not contained in this Proxy Statement or in the documents incorporated herein by reference in connection with the solicitation made hereby and, if given or made, such information or representations should not be relied upon as having been authorized by the Company. The delivery of this Proxy Statement shall not, under any circumstances, create any implication that the information contained herein or in any document incorporated herein by reference is correct as of any time subsequent to the date hereof or the date of such document, as the case may be, or that there has been no change in the affairs of the Company since the date hereof or the date of such document, as the case may be. This Proxy Statement does not constitute the solicitation of a proxy from any person in any jurisdiction in which it is unlawful to make such proxy solicitation.

      The date of this Proxy Statement is July __, 1996.

                                     -29-
                                   SUMMARY

      The following is a summary of certain information contained elsewhere in this Proxy Statement and does not purport to be complete. The information contained in this Summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere in this Proxy Statement, the Appendices hereto and the documents incorporated herein by reference. The Appendices attached to this Proxy Statement constitute a part of the Proxy Statement. Shareholders are urged to read this Proxy Statement in its entirety. The full text of the Merger Agreement is attached as Appendix A and should be read in its entirety.

THE SPECIAL MEETING

      Date, Time, Place and Purpose of Special Meeting. The Special Meeting will be held on August 22, 1996, at The Marriott North, 6500 Doubletree Ave., Columbus, Ohio, commencing at 10:00 a.m., Columbus time, to consider and vote upon a proposal to approve and adopt the Merger Agreement, which provides for the merger (the "Merger") of Purchaser into the Company, with the Company surviving the Merger (the "Surviving Corporation"). The Company would become a majority-owned subsidiary of JEDI as a result of the Merger. See "GENERAL INFORMATION REGARDING THE SPECIAL MEETING -- Date, Time, Place and Purpose of Special Meeting."

      Record Date; Shares Entitled to Vote. Only holders of record of the Company Common Stock at the close of business on July 10, 1996 (the "Record Date") will be entitled to notice of and to vote at the Special Meeting. Only shares of the Company Common Stock are entitled to vote on matters presented at the Special Meeting. Each holder of record of the Company Common Stock is entitled to cast one vote per share on the Merger proposal or upon any other matters that may properly come before the Special Meeting or any adjournment(s) or postponement(s) thereof. See "GENERAL INFORMATION REGARDING THE SPECIAL MEETING -- Vote Required for Approval; Shares Entitled to Vote; Record Date."

      Vote Required. The affirmative vote of the holders of a majority of the outstanding shares of the Company Common Stock entitled to vote at the Special Meeting is required for the approval of the Merger Agreement. See "GENERAL INFORMATION REGARDING THE SPECIAL MEETING -- Vote Required for Approval; Shares Entitled to Vote; Record Date."

RECOMMENDATION  OF  BOARD  OF  DIRECTORS  AND  SPECIAL  COMMITTEE  OF  OUTSIDE
DIRECTORS

     The Special Committee, which was composed of Hal W. Field, Michael S. Guy and R.L. Richards, each of whom is an outside director, has approved the Merger Agreement and has determined that the Merger and the transactions related thereto are fair to, and in the best interests of, the Company and its shareholders. The Special Committee and the Company's Board of Directors both have unanimously recommended that the shareholders of the Company vote "FOR" the approval and adoption of the Merger Agreement. See "THE MERGER" -- Recommendation of the Special Committee and the Board of Directors; Reasons for the Merger." Certain members of the Board of Directors had, and currently have, certain interests that may present them with a potential conflict of interest in connection with the Merger. See "THE MERGER -- Interests of Certain Persons in the Merger."

THE PARTIES TO THE MERGER

      The Company. The Company is an Ohio corporation that is primarily engaged in the business of natural gas and oil exploration, development, production, acquisition of reserves and the management and marketing of natural gas. The Company's natural gas and oil business is conducted principally through its direct subsidiaries, The Clinton Oil Company and Clinton Gas Marketing, Inc.

      The principal executive offices of the Company are located at 4770 Indianola Avenue, Columbus, Ohio 43214, and the telephone number at that address is (614) 888-9588. See "THE COMPANIES -- The Company."

      JEDI and Purchaser. JEDI is a Delaware limited partnership whose sole general partner, Enron Capital Management Limited Partnership, is an affiliate of Enron Capital & Trade Resources Corp. ("ECT"), which is a wholly-owned subsidiary of Enron Corp. The limited partner of JEDI is the California Public Employees' Retirement System ("CalPERS"). The purpose of JEDI is to invest in a diversified portfolio of energy related assets. The principal executive offices of JEDI are located at 1400 Smith Street, Houston, Texas 77002, and the telephone number at that address is (713) 853-6161.

      Purchaser is an Ohio corporation formed solely for the purpose of effecting the Merger and has not carried on any activities other than in connection with the Merger. As of the date of this Proxy Statement, Purchaser is a wholly-owned subsidiary of JEDI. Immediately prior to the consummation of the Merger, the Company's Chairman and Chief Executive Officer, Jerry D. Jordan, will become a shareholder of the Purchaser and, upon consummation of the Merger, will become a shareholder of the Surviving Corporation. See "THE MERGER -- Interests of Certain Persons in the Merger." The principal executive offices of Purchaser are located at 1400 Smith Street, Houston, Texas 77002 and the telephone number at that address is (713) 853-6161. The separate corporate existence of Purchaser will cease as of the effective time of the Merger. See "THE COMPANIES -- JEDI and Purchaser."

CERTAIN TERMS OF THE MERGER

      Principal Effects of the Merger. Purchaser will be merged into the Company, with the Company as the Surviving Corporation. Subject to the terms and conditions of the Merger Agreement, at the effective time of the Merger (the "Effective Time"), all then-outstanding shares of the Company Common Stock (other than (A) shares of the Company Common Stock held by Purchaser, the Company or any Company subsidiary, all of which will be canceled without payment of any consideration, and (B) shares of the Company Common Stock held by shareholders who perfect their rights as dissenting shareholders under
Section 1701.85 of the Ohio General Corporation Law ("Section 1701.85" of the "OGCL") will be converted into the right to receive, in cash, $6.75 per share of the Company Common Stock, without interest. See "THE MERGER -- Effective Time; Effect of Merger."

      Effective Time. The Effective Time of the Merger will be the date and time when a properly executed certificate of merger is duly filed with the Secretary of State of the State of Ohio, or at such later time as the parties to the Merger Agreement designate in such filing as the Effective Time. It is anticipated that, subject to the satisfaction or waiver, if permissible, of the conditions to consummation of the Merger set forth in the Merger Agreement, such filing will be made approximately ten days after the Merger Agreement has been approved by the Company shareholders. See "THE MERGER -- Effective Time; Effect of Merger" and "-- Conditions to Consummation of the Merger."

      Conditions to the Merger. The respective obligations of the Company, JEDI and Purchaser to effect the Merger are subject to the satisfaction, or waiver if applicable, at or prior to the Effective Time, of various conditions, including (i) the Merger Agreement shall have been approved and adopted by the requisite vote of the holders of the Company Common Stock and ten days shall have elapsed following the date of such approval and adoption;
(ii) the Company shall have received from McDonald & Company Securities, Inc. ("McDonald & Company") its written opinion confirming the opinion attached hereto as Appendix B, to the effect that the Merger consideration is fair, from a financial point of view, to the shareholders of the Company; (iii) no governmental authority shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, executive order, decree, injunction or other order which has the effect of making the Merger illegal or otherwise prohibiting the consummation of the Merger; and (iv) the Merger complies with
Section 1704.03(A)(4) of the Ohio Revised Code. See "THE MERGER -- Chapter 1704 of the Ohio Revised Code". Furthermore, the Company, on the one hand, and the Purchaser, on the other hand, have additional conditions to their respective obligations to consummate the Merger. Among the conditions to
Purchaser consummating the Merger are that (i) certain members of the Company's existing management shall have not breached or anticipatorily breached certain employment agreements with Purchaser that are to become effective in conjunction with the consummation of the Merger and such persons shall not have died or become disabled; and (ii) the number of shares of the Company Common Stock held by shareholders perfecting their rights as dissenting shareholders in accordance with Section 1701.85 of the OGCL shall not exceed 10% of the outstanding shares of the Company Common Stock. Accordingly, although the holders of the Company Common Stock may approve and adopt the Merger Agreement at the Special Meeting, there can be no assurance that the Merger will be consummated if any of the conditions has not yet been satisfied. See "THE MERGER -- Conditions to Consummation of the Merger."

      Termination; Expenses and Termination Fees. Under certain conditions, the Merger Agreement may be terminated prior to the Effective Time, whether prior to or after approval of the Merger Agreement by the shareholders of the Company. One of the conditions permitting the termination of the Merger Agreement by either the Company or the Purchaser is if the Merger shall not have been consummated on or before September 16, 1996 (unless such circumstance is the result of a breach of the terms of the Merger Agreement by the party wishing to exercise such termination right). In the event of the termination of the Merger Agreement, there will be no obligation or liability on the part of any party thereto, except as described under "THE MERGER -- Expenses; Termination Fees" or as otherwise expressly provided for in the Merger Agreement. See "THE MERGER -- Amendment, Waiver and Termination." Pursuant to the Merger Agreement, if the Merger Agreement is terminated by Purchaser for certain reasons, then the Company is obligated to reimburse Purchaser for certain out-of-pocket expenses not to exceed $1,000,000. If the Merger Agreement is terminated by the Company due to a material breach on the part of JEDI or Purchaser, Purchaser is obligated to reimburse the Company for certain expenses not to exceed $250,000. See "THE MERGER -- Expenses; Termination Fees."

      In addition to the payment of expenses described above, (i) if the Merger Agreement is terminated for certain reasons and if the Company were to be acquired (by merger, purchase of assets or otherwise) by another buyer prior to the first anniversary of the Merger Agreement in a transaction that provides a better value to the Company's shareholders than the Merger would have provided, or (ii) if (A) any person (other than Purchaser or any affiliate thereof) or group becomes the beneficial owner of more than 20% of the outstanding Company Common Stock; (B) either the Merger Agreement is terminated for certain specified reasons or such beneficial owner takes any action to oppose or prevent the consummation of the Merger and the Merger Agreement is terminated for any reason; and (C) the Company is acquired by another buyer within one calendar year of the date of the Special Meeting, then the Company is obligated to pay JEDI a fee (the "Break-up Fee") of $5 million. See "THE MERGER -- Expenses; Termination Fees."

      Business of the Company. The Company has agreed that, during the period from the date of the Merger Agreement to the Effective Time, except as otherwise contemplated by the Merger Agreement or unless JEDI otherwise consents in writing, the Company will conduct its operations in the ordinary course of business, consistent with past practices. In addition, unless JEDI consents in writing or except as otherwise permitted pursuant to the Merger Agreement, prior to the Effective Time, the Company is not permitted to engage in certain actions specified in the Merger Agreement. See "THE MERGER -- Business of the Company Pending the Merger."

      Other Agreements. Each of the Company, JEDI and Purchaser have made certain other agreements concerning various matters both prior to and subsequent to the Effective Time. See "The MERGER -- Miscellaneous Provisions."

OPINION OF FINANCIAL ADVISOR

      The Board engaged McDonald & Company to act as its financial advisor in connection with the Merger and related matters. On May 24, 1996, McDonald & Company delivered its written opinion to the Board that the Merger consideration is fair, from a financial point of view, to the Company's shareholders. McDonald & Company updated its opinion as of the date of this Proxy Statement, and the full text of the updated opinion of McDonald & Company is attached as Appendix B to this Proxy Statement and should be read carefully in its entirety. See "THE MERGER -- Opinion of Financial Advisor."

INTERESTS OF CERTAIN PERSONS IN THE MERGER

            Purchaser has entered into employment agreements, to be effective as of the Effective Time, with Jerry D. Jordan, the Company's Chairman and Chief Executive Officer, and certain other employees of The Clinton Oil Company, a subsidiary of the Company. In addition, Jerry D. Jordan has entered into various other agreements with the Purchaser and others, pursuant to which Mr. Jordan will, among other things, acquire an equity interest in the Surviving Corporation. In addition, an affiliate of the Purchaser has entered into a non-competition agreement with F. Daniel Ryan, the Company's President. See "THE MERGER -- Interests of Certain Persons in the Merger."

SURRENDER OF CERTIFICATES

      Prior to the Effective Time, the Company and Purchaser have agreed to appoint American Stock Transfer & Trust Company as paying agent (the "Paying Agent") to receive, hold and disburse the funds to which holders of shares of the Company Common Stock will become entitled upon consummation of the Merger. Promptly after the Effective Time, the Paying Agent will mail to each person who was a record holder of shares of the Company Common Stock immediately prior to the Effective Time (other than Purchaser, the Company, the Company's subsidiaries and holders of shares who perfect their rights as dissenting shareholders  under  Section  1701.85  of the  OGCL),  a  form  of  letter  of transmittal and instructions advising the holder of the procedures for surrendering for payment the certificates that immediately prior to the
Effective Time represented shares of the Company Common Stock (the "Certificates"). Holders of Certificates should not submit their Certificates to the Paying Agent until they have received such materials. Payment for shares of the Company Common Stock will be made to former holders of the Company Common Stock as promptly as practicable following receipt by the Paying Agent of Certificates and other documents required by the letter of transmittal. No interest will accrue or be paid on the cash payable upon the surrender of Certificates. See "THE MERGER -- Surrender of Certificates." SHAREHOLDERS SHOULD NOT SEND ANY CERTIFICATES TO THE COMPANY AT THIS TIME.

NO SOLICITATION OF OTHER BIDS

      Prior to the Effective Time, the Company has agreed not to, nor to permit any of its subsidiaries to, nor to authorize or permit any of its officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its subsidiaries to, directly or indirectly, initiate, solicit, negotiate or encourage (including by way of furnishing information), or take any other action to facilitate or entertain, any inquiries or the making of any proposal that constitutes, or may be reasonably expected to lead to, any proposal or offer to acquire all or any substantial part of the business of the Company and its subsidiaries, or all or substantially all of the capital stock of the Company; provided, however, that the Company may negotiate with a potential acquirer if (i) the potential acquirer has made a tender or exchange offer or a proposal to the Company's Board of Directors to acquire the Company, (ii) the Company's Board of Directors believes, based in part upon advice of its financial advisor and after having an opportunity to discuss any such proposal with the potential acquirer, that such potential acquirer has the financial wherewithal to consummate such offer or transaction and such offer or transaction would yield a better value to the Company's shareholders than would the Merger and (iii) based upon the opinion of counsel to the Company given to the Board of Directors, the Board of Directors determines in good faith that there is a significant risk that the failure to negotiate with the potential acquirer would constitute a breach of the Board of Directors' fiduciary duty to the Company's shareholders. The acceptance by the Company of any such competing offer may subject the Company to an obligation to pay a significant fee to Purchaser. See "THE MERGER -- No Solicitation of Other Bids."

SOURCES AND AMOUNT OF FUNDS

      The total amount of funds required by JEDI and Purchaser to acquire all of the then-outstanding shares of Company Common Stock (excluding the shares of the Company Common Stock held by Purchaser), is estimated to be approximately $37.35 million. JEDI will cause Purchaser to have available to it at the Effective Time sufficient funds to consummate the Merger. The obligation of JEDI and Purchaser to consummate the Merger under the Merger Agreement is not subject to a condition that any financing be available to JEDI or Purchaser. See "THE MERGER -- Sources and Amount of Funds."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

      The receipt of cash for shares of the Company Common Stock pursuant to the Merger or pursuant to the exercise of dissenters' rights will be a taxable transaction for federal income tax purposes and may also be a taxable transaction under applicable state, local, foreign or other tax laws. For United States federal income tax purposes, in general, a shareholder who receives cash for shares of the Company Common Stock pursuant to the Merger will recognize a gain or loss equal to the difference between the shareholder's tax basis for the shares of the Company Common Stock converted into the right to receive cash in such transaction and the amount of cash received in exchange therefor. Assuming that the shares of the Company Common Stock constitute capital assets in the hands of the shareholder, such gain or loss will be long-term capital gain or loss if, as of the date of disposition (i.e., the Effective Time), such shares of the Company Common Stock have been held for more than one year. See "THE MERGER -- Certain Federal Income Tax Consequences."

      ALL SHAREHOLDERS SHOULD READ CAREFULLY THE DISCUSSIONS IN "THE MERGER -- CERTAIN FEDERAL INCOME TAX CONSEQUENCES" AND ARE URGED TO CONSULT THEIR OWN ADVISORS AS TO SPECIFIC CONSEQUENCES TO THEM OF THE MERGER UNDER FEDERAL, STATE, LOCAL, FOREIGN OR ANY OTHER APPLICABLE TAX LAWS.

RIGHTS OF DISSENTING SHAREHOLDERS

      Holders of Company Common Stock who do not vote in favor of approval and adoption of the Merger Agreement and who otherwise comply with the applicable requirements of Ohio law ("Dissenting Shareholders") may dissent from the Merger and elect to have the "fair cash value" of their Company Common Stock, excluding any appreciation or depreciation resulting from the Merger, judicially determined and paid to them. In order to have such "fair cash value" judicially determined and paid to him, a Dissenting Shareholder must deliver to the Company a written demand for payment of such "fair cash value" of his Company Common Stock not later than ten days after the taking of the vote on the Merger Agreement and must comply with the other requirements of applicable Ohio law, including Section 1701.85 of the OGCL, the full text of which is attached as Appendix C to this Proxy Statement. Any deviation from such requirements may result in the forfeiture of rights as a Dissenting Shareholder. See "Rights of Dissenting Shareholders" and Appendix C hereto.

MARKET PRICE INFORMATION

      The Company Common Stock is quoted on the NASDAQ National Market Tier of The NASDAQ Stock Market (the "NASDAQ Stock Market") under the trading symbol "CGAS." The following table sets forth for the periods indicated the high and low closing prices per share of the Company Common Stock, as reported on The NASDAQ Stock Market. For current price information, shareholders should consult publicly available sources.

                                                       High        Low

1993

First Quarter...................................      $3.125      $2.188
Second Quarter..................................       3.125       2.500
Third Quarter...................................       3.375       2.688
Fourth Quarter..................................       3.625       2.750

1994

First Quarter...................................      $3.875      $3.000
Second Quarter..................................       4.125       2.750
Third Quarter...................................       4.125       3.625
Fourth Quarter..................................       4.500       3.625

1995

First Quarter...................................      $4.500      $3.750
Second Quarter..................................       4.500       3.438
Third Quarter...................................       5.875       4.125
Fourth Quarter..................................       5.625       4.875

1996

First Quarter...................................      $6.625      $5.000
Second Quarter..................................       $____       $____


      On May 23, 1996, the last full trading day prior to the public announcement that the Company entered into a Merger Agreement, the reported high and low sales prices per share of the Company Common Stock on The NASDAQ Stock Market were $6.375 and $6.3125, respectively. On July __, 1996, the most recent available date prior to printing this Proxy Statement, the reported high and low sales prices per share of the Company Common Stock on The NASDAQ Stock Market were $_______ and $_____, respectively.

SELECTED SUMMARY CONSOLIDATED FINANCIAL INFORMATION CONCERNING THE COMPANY

      The following table presents certain selected summary consolidated financial data of the Company as of and for the years ended December 31, 1991, 1992, 1993, 1994 and 1995 and as of and for the three months ended March 31, 1995 and 1996. The financial data set forth below should be read in conjunction with the financial statements of the Company and "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" incorporated by reference in this Proxy Statement from the accompanying Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 1995, as amended, and the accompanying Quarterly Report on Form 10-Q for the quarter ended March 31, 1996. See "SELECTED CONSOLIDATED FINANCIAL DATA" and "INCORPORATION OF CERTAIN INFORMATION BY REFERENCE."

                         (Information Reported in Thousands, except per share data)
                         ------------------------------------------------------------

                                         Year Ended December 31                    (3 Months  (3 Months
                                                                                     Ended)     Ended)
                              1991      1992      1993        1994        1995      3/31/95    3/31/96
                              ----      ----      ----        ----        ----     --------   --------
Total Revenue...........    $68,030   $68,710    $85,409     $99,313    $87,887     $20,666   $45,804
Income before
  cumulative effect of
  change in accounting         $568       $80       $570         $85     $2,456        $311      $208
  principle.............
Cumulative effect of
  change in accounting         $-0-      $916       $-0-        $-0-       $-0-        $-0-      $-0-
  for income taxes......
Net income..............       $568      $996       $570         $85     $2,456        $311      $208
Total assets(1).........    $48,626   $47,482    $54,568     $50,183    $51,918     $48,874   $57,456
Long-term debt(2).......    $16,452   $15,907    $16,887     $17,106    $13,378     $17,057   $14,894
Income per share before
  cumulative effect of
  change in accounting        $0.10     $0.01      $0.10       $0.02      $0.43       $0.06     $0.04
  principle(3)..........
Cumulative effect of
  change in accounting
  for income taxes per         $-0-     $0.16       $-0-        $-0-       $-0-        $-0-      $-0-
  share(3)..............
Net income per share(3).      $0.10     $0.17      $0.10       $0.02      $0.43       $0.06     $0.04
Cash dividends per share       $-0-      $-0-       $-0-        $-0-       $-0-        $-0-      $-0-
Book value per share....      $3.39     $3.58      $3.68       $3.69      $4.13       $3.75     $4.16

(1)   At the end of reported period.
(2)   Excludes current maturities.
(3)   Primary and fully diluted.


                            AVAILABLE INFORMATION

      The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission") relating to its business, financial condition and other matters. The Company is required to disclose in such reports and proxy statements certain information, as of particular dates, concerning the Company's directors and executive officers, their remuneration, stock options granted to them, the Company's principal shareholders and any material interest of such persons in transactions with the Company. Such reports, proxy statements and other information filed with the Commission in accordance with the Exchange Act can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at certain regional offices of the Commission located at 7 World Trade Center, New York, New York 10048, and at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material also may be obtained by mail at prescribed rates from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549.


                        GENERAL INFORMATION REGARDING
                             THE SPECIAL MEETING

DATE, TIME, PLACE AND PURPOSE OF THE SPECIAL MEETING

      The Special Meeting will be held on August 22, 1996 at The Marriott North, 6500 Doubletree Ave., Columbus, Ohio, beginning at 10:00 a.m., Columbus time. This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Special Meeting and at any adjournments or postponements thereof. These materials were first mailed or given to the Company's shareholders on or about July _, 1996. The purpose of the Special Meeting is to consider and vote upon a proposal to approve and adopt the Merger Agreement, pursuant to which Purchaser will be merged with and into the Company, with the Company surviving the Merger as the Surviving Corporation. Upon consummation of the Merger, the Company will become a majority-owned subsidiary of JEDI.

      Pursuant to the terms of the Merger Agreement, after the approval and adoption of the Merger Agreement by the Company's shareholders, the satisfaction or waiver of the other conditions to the Merger and the filing of a copy of a Certificate of Merger with the Secretary of State of the State of Ohio, all then-outstanding shares of the Company Common Stock (other than (A) shares of the Company Common Stock held by Purchaser, the Company or any Company subsidiary, all of which will be canceled without payment of any consideration, and (B) shares of the Company Common Stock held by shareholders who perfect their rights as dissenting shareholders under Section 1701.85 of the OGCL), will be converted into the right to receive, in cash, $6.75 per share of the Company Common Stock, without interest.

VOTE REQUIRED FOR APPROVAL; SHARES ENTITLED TO VOTE; RECORD DATE

      This Proxy Statement is being mailed to all shareholders of record of the Company as of the Record Date. Only holders of record of the Company Common Stock at the close of business on the Record Date will be entitled to notice of, and to vote at, the Special Meeting or any adjournment(s) or postponement(s) thereof. As of the Record Date, 5,681,561 shares of the Company Common Stock were outstanding, all of which were entitled to vote and which were held of record by [____] holders.

      The shares of the Company Common Stock constitute the only shares of voting securities of the Company issued and outstanding and entitled to vote on matters to be presented at the Special Meeting. Each share of the Company Common Stock is entitled to one vote on each matter submitted to a vote at the Special Meeting or any adjournment(s) or postponement(s) thereof.

      The presence at the Special Meeting, whether in person or by proxy, of the holders of a majority of the outstanding shares of the Company Common Stock entitled to vote thereat will constitute a quorum for the transaction of business. The affirmative vote, in person or by proxy, of the holders of a majority of the outstanding shares of the Company Common Stock entitled to vote at the Special Meeting is required for the approval of the Merger Agreement. Shares of the Company Common Stock represented by a properly signed, dated and returned proxy will be treated as present at the Special Meeting for purposes of determining a quorum, without regard to whether the proxy is marked as casting a vote or abstaining. Abstentions are counted in the tabulation of the votes cast on proposals presented to shareholders. Proxies relating to "street name" shares that are voted by brokers will be counted as shares present for purposes of determining a quorum, but will not be treated as shares having voted at the Special Meeting as to the Merger proposal if authority to vote is withheld by the broker. ACCORDINGLY, ABSTENTIONS AND BROKER NON-VOTES WILL HAVE THE SAME EFFECT AS VOTES AGAINST THE APPROVAL OF THE MERGER AGREEMENT.

      As of July 10, 1996, JEDI and Purchaser did not own any shares of the Company Common Stock. However, pursuant to an agreement with Jerry D. Jordan, the Chairman of the Company, Purchaser has the right immediately prior to the Effective Time to acquire 148,150 shares of Company Common Stock from Mr. Jordan in exchange for Purchaser Common Stock. See "THE MERGER -- Interests of Certain Persons in the Merger." As of July 10, 1996, the Company's directors and executive officers held an aggregate of 2,952,766 shares of the Company Common Stock, representing approximately 52% of the outstanding shares of the Company Common Stock on the Record Date. The Company anticipates that its directors and executive officers will vote their shares of the Company Common Stock in favor of the Merger Agreement, which would constitute sufficient votes for approval of the Merger Agreement; however, each shareholder is encouraged to vote on the Merger proposal. For information with respect to the beneficial ownership of shares of the Company Common Stock by each of the Company's directors, by the named executive officers, by all directors and executive officers as a group and by each person known to the Company to be a beneficial owner of more than five percent of the outstanding shares of the Company Common Stock, see "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT."

      Shareholders have the right to dissent from the Merger and to be paid the "fair cash value" of their shares of the Company Common Stock, by following the procedures prescribed in Section 1701.85 of the OGCL. See Appendix C and "RIGHTS OF DISSENTING SHAREHOLDERS."

      INSTRUCTIONS WITH REGARD TO THE SURRENDER OF CERTIFICATES TO THE PAYING AGENT, TOGETHER WITH A LETTER OF TRANSMITTAL TO BE USED FOR THIS PURPOSE, WILL BE FORWARDED TO THE COMPANY'S SHAREHOLDERS AS PROMPTLY AS PRACTICABLE FOLLOWING THE EFFECTIVE TIME. SHAREHOLDERS SHOULD SURRENDER CERTIFICATES ONLY AFTER RECEIVING A LETTER OF TRANSMITTAL. SHAREHOLDERS SHOULD NOT SEND ANY CERTIFICATES TO THE COMPANY AT THIS TIME.

SOLICITATION AND REVOCABILITY OF PROXIES

      The Company expects to solicit proxies primarily by mail, but directors, officers, employees and agents of the Company may also solicit proxies in person, by telephone or by other electronic means, although none will receive additional compensation for such services. However, such persons will be reimbursed by the Company for out-of-pocket expenses incurred in connection therewith. The Company will also request brokerage houses, banks and other fiduciaries to forward soliciting materials to the beneficial owners of shares of the Company Common Stock held of record by such fiduciaries and will reimburse such persons for their reasonable expenses in connection therewith. The accompanying proxy card is being solicited on behalf of the Board of Directors of the Company for use at the Special Meeting and at any
adjournment(s) or postponement(s) thereof and the cost of preparing, assembling and mailing the proxy cards and accompanying materials for the Special Meeting, including the cost of reimbursing brokers and nominees for forwarding proxy cards and proxy statements to their principals, will be paid by the Company.

      If the enclosed proxy card is properly executed, duly returned and not revoked, the shares represented thereby will be voted in accordance with the instructions contained therein, if any. Unless authority to do so is withheld or the shareholder abstains from voting, the proxy will be voted "FOR" approval of the Merger Agreement. Each proxy granted may be revoked by the shareholder granting such proxy at any time before it is voted by filing with the Secretary of the Company a written revocation or a duly executed proxy card bearing a later date, or by attending the Special Meeting and voting in person. Attendance at the Special Meeting will not in itself constitute the revocation of a proxy. Proxy cards marked as withholding authority or abstaining will be treated as present for purposes of determining whether a quorum is present at the Special Meeting, but will not be counted as a vote for any proposal as to which authority is withheld or abstention indicated. Proxy cards returned by brokers as "non-votes" will be treated as present for purposes of determining whether a quorum is present at the Special Meeting, but will not be counted as a vote for any proposal as to which a non-vote is indicated.

      If the Special Meeting is postponed or adjourned for any reason, at any subsequent reconvening of the Special Meeting all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the Special Meeting (except for proxies that have theretofore effectively been revoked or withdrawn), notwithstanding that they may have been effectively voted on the same or any other matter at a previous meeting.

APPROVAL BY JEDI AND PURCHASER

      The affirmative vote of the holders of a majority of the outstanding shares of Purchaser common stock is required to approve and adopt the Merger Agreement. As of the date hereof, all of the outstanding shares of Purchaser common stock are held by JEDI, and such shares have previously been voted by written consent of JEDI, as Purchaser's sole shareholder, in favor of the Merger Agreement.

JEDI AND PURCHASER INFORMATION

      All information contained in this Proxy Statement with respect to JEDI and Purchaser has been supplied by JEDI or Purchaser for inclusion herein and has not been independently verified by the Company.


                                THE COMPANIES

THE COMPANY

      The Company is an Ohio corporation that is primarily engaged in the business of natural gas and oil exploration, development, production, acquisition of reserves and the management and marketing of natural gas. The Company's natural gas and oil business is conducted principally through its direct subsidiaries, The Clinton Oil Company and Clinton Gas Marketing, Inc.

      Additional information concerning the Company's business, assets, management, results of operations and other matters is included in the Company's reports filed under the Exchange Act, including the Company's Annual Report on Form l0-K for the fiscal year ended December 31, 1995, which are incorporated by reference in this Proxy Statement. See "INCORPORATION OF CERTAIN INFORMATION BY REFERENCE." The mailing address for the Company's principal executive offices is 4770 Indianola Avenue, Columbus, Ohio 43214, and the telephone number at that address is (614) 888-9588.

JEDI AND PURCHASER

      JEDI is a Delaware limited partnership whose general partner, Enron Capital Management Limited Partnership, is an affiliate of ECT, which is a wholly-owned subsidiary of Enron Corp. The limited partner of JEDI is CalPERS. The purpose of JEDI is to invest in a diversified portfolio of energy related assets. The principal executive offices of JEDI are located at 1400 Smith Street, Houston, Texas 77002, and the telephone number at that address is
(713) 853-6161.

      Purchaser is an Ohio corporation formed solely for the purpose of effecting the Merger and has not carried on any activities other than in connection with the Merger. Purchaser is a subsidiary of JEDI. The principal executive offices of Purchaser are located at 1400 Smith Street, Houston, Texas 77002, and the telephone number at that address is (713) 853-6161.


                                  THE MERGER

      THE DISCUSSION IN THIS PROXY STATEMENT OF THE MERGER AND THE MERGER AGREEMENT AND THE SUMMARY OF THE MERGER AGREEMENT'S PRINCIPAL TERMS ARE SUBJECT TO AND QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO THE MERGER AGREEMENT, A COPY OF WHICH IS ATTACHED TO THIS PROXY STATEMENT AS APPENDIX A AND WHICH IS INCORPORATED HEREIN BY REFERENCE. THE FOLLOWING SUMMARY OF THE MERGER AGREEMENT DOES NOT MODIFY OR SUPPLEMENT THE TERMS OF THE MERGER AGREEMENT.

GENERAL

      The Merger Agreement provides, among other things, for the merger of Purchaser with and into the Company, with the Company surviving the Merger as the Surviving Corporation. Pursuant to and subject to the terms and conditions of the Merger Agreement, at the Effective Time of the Merger, all then-outstanding shares of the Company Common Stock (other than (A) shares of the Company Common Stock held by Purchaser, the Company or any Company subsidiary, all of which will be canceled without payment of any consideration, and (B) shares of the Company Common Stock held by shareholders who perfect their rights under Section 1701.85 of the OGCL), will be converted into the right to receive, in cash, $6.75 per share of the Company Common Stock, without interest.

      As a result of the Merger, and without any action on the part of the holder thereof, all then-outstanding shares of the Company Common Stock will cease to be outstanding and will be canceled and retired and will cease to exist, and each holder of a certificate representing shares of the Company Common Stock will thereafter cease to have any rights with respect to such shares of the Company Common Stock, except the right to receive, without interest, $6.75 in cash per share of the Company Common Stock or the right to receive the "fair cash value" for such shares available under Section 1701.85 of the OGCL and except that shares of the Company Common Stock held by Purchaser, the Company or any Company subsidiary will be canceled without payment of any consideration. The Company shareholders who do not vote in favor of the proposal to adopt the Merger Agreement and who comply with the statutory procedure set forth in Section 1701.85 of the OGCL will be entitled to rights as dissenting shareholders with respect to any shares of the Company Common Stock held by them to be converted at the Effective Time of the Merger. See "RIGHTS OF DISSENTING SHAREHOLDERS."

      Jerry D. Jordan, the Chairman of the Company, has agreed to acquire shares of common stock of Purchaser (the "Purchaser Common Stock"), which will be converted into shares of common stock of the Surviving Corporation in the Merger (representing approximately 3.0% of such common stock outstanding after the Effective Time), in exchange for 148,150 shares of Company Common Stock owned by Mr. Jordan. As a result, immediately following the Merger, JEDI and Mr. Jordan will own approximately 97.0 and 3.0%, respectively, of the outstanding shares of Surviving Corporation common stock. Mr. Jordan has entered into a stockholders agreement with JEDI and Purchaser pursuant to which the shares of Purchaser Common Stock owned by Mr. Jordan will be subject to certain termination restrictions, and buy-sell and similar obligations. In addition, six individuals who are officers of a subsidiary of the Company have entered into employment agreements with Purchaser to be effective at the Effective Time of the Merger and the President of the Company has entered into a noncompetition agreement with an affiliate of Purchaser. See "THE MERGER-- Interests of Certain Persons in the Merger."

BACKGROUND OF THE MERGER

      The  Company's  Board of Directors  has been  concerned  for a number of years that the stock market has not adequately valued the Company Common Stock. The Board of Directors believes that the low valuation of the Company in the public market has resulted from a number of factors, including the limited number of shares of Company Common Stock that are available for trading in the public market, the small number of securities firms who make a market in the Company's Common Stock and the lack of industry analysts who regularly follow and report on the Company. In light of these circumstances, and with the goal of increasing shareholder value, the Company's Board of Directors and senior management began in 1992 to explore alternatives for increasing the value to the Company's shareholders of their investment in the Company. During 1992 and 1993, the Board of Directors and management discussed these goals with several different investment banking firms and held exploratory discussions with at least one energy-related company that had expressed a possible interest in participating in a business combination with the Company. In addition to a sale or other business combination, the Board and management also evaluated, on a preliminary basis, a number of alternatives for enhancing shareholder value, including efforts to enhance investor interest in the Company, a going private transaction, and the sale of certain assets of the Company.

      After considering a number of possible strategies for boosting the Company's market price, in the second half of 1995, the Company's Board of Directors and senior management decided to explore a possible sale of the Company. The shares of Company Common Stock were trading in a range of $4.125 to $5.875 per share at such time. The Board concluded that a sale or other business combination presented the best opportunity for shareholders to recognize the value of their shares of the Company.

      In September 1995, the Board of Directors authorized the Company's Chairman and Chief Executive Officer to investigate and recommend a strategy for identifying potential acquirers of the Company. The Company's Chairman interviewed several investment banking firms and made confidential inquiries to a selected number of possible acquirers. In November 1995, the Chairman recommended to the Board of Directors that the Company enter into a confidentiality agreement and pursue acquisition discussions with Mark Energy Capital Group, Ltd., a firm located in Houston, Texas, which had expressed a high degree of interest in pursuing an acquisition of the Company ("Mark Energy"). On November 20, 1995, the Board of Directors authorized the Company to enter into a confidentiality agreement with Mark Energy (the "Mark Confidentiality Agreement"). The Mark Confidentiality Agreement, which the Company entered into on November 22, 1995, gave Mark Energy an exclusive right to conduct due diligence and negotiate a possible acquisition of the Company through December 15, 1995. On December 14, 1995, the exclusivity period was extended through January 20, 1996. During this exclusivity period, Mark Energy conducted an examination of the Company and its assets and held discussions with Company management regarding a possible acquisition. In early January 1996, Mark Energy requested the Company's permission to discuss the proposed acquisition of the Company with one or more firms that Mark Energy believed could assist it to complete quickly an acquisition. The Company agreed to permit Mark Energy to discuss an acquisition of the Company with third parties on a limited basis. The Company further advised Mark Energy that the Company intended to pursue other avenues for the sale of the Company if Mark Energy did not present a proposal by January 20, 1996.

      On January 17, 1996 representatives of Mark Energy presented to the Company a preliminary proposal of Mark Energy's interest in acquiring all of the outstanding shares of the Company for $6.50 per share in cash. At a meeting on January 18, 1996, the Company's Board of Directors evaluated the Mark Energy proposal and concluded that the Mark Energy proposal was not acceptable to the Board. The Board then agreed to extend further Mark Energy's exclusivity period for one week, through January 27, 1996, so that Mark Energy could consider whether it desired to make a new acquisition proposal. Also, on January 18, 1996, the Board advised Mark Energy that the Board could recommend to the Company's shareholders a cash offer for all outstanding shares of the Company at a price of $7.15 per share, subject to the Board's obtaining the opinion of an investment banking firm that such price was fair to the Company's shareholders and the satisfaction of certain other conditions. The Company also advised Mark Energy that the Board's support for a transaction at a price of $7.15 per share was conditioned upon its receipt of a firm offer for the Company at that price on or before January 27, 1996.

      On January 27, 1996, Mark Energy advised the Company that Mark Energy had held discussions regarding the sale of the Company with Encap Investments L.C. ("Encap"), a Houston investment banking firm, and ECT, which had been identified by Encap as a possible source of financing for the Company. On January 30, 1996, representatives of Mark Energy and ECT met with Company management in Columbus to discuss ECT's interest in pursuing an acquisition of the Company. ECT advised the Company at the meeting that ECT had a serious interest in pursuing the acquisition but that it would have to conduct its own due diligence review before it could decide whether to make an offer to purchase the Company. Peter M. Mark, the President of Mark Energy, reported at the meeting that he desired to participate in the management of the Surviving Corporation if the acquisition of the Company were completed.

     On January 30, 1996, the Company's Board of Directors met to consider whether to commence acquisition discussions with ECT or to pursue a different strategy for selling the Company. The Company's management summarized for the Board management's discussions with ECT. The Company's Chairman stated that ECT had indicated its intention to operate the Company as an independent entity following any acquisition and that ECT would want Mr. Jordan and possibly other current members of management to continue to oversee the Company's operations. The Chairman anticipated that ECT might require management agreements and equity participation from the Company's management as a condition to an acquisition.

      The Board of Directors of the Company authorized the Company's management to begin discussions with ECT relative to an acquisition. The Board's decision was influenced by ECT's strong interest in an acquisition and ECT's recognized financial ability to complete such an acquisition. The Board of Directors also appointed the Special Committee for the purpose, among other things, of making a recommendation to the full Board regarding any acquisition proposal that might be made by ECT. The Special Committee consists of Hal W.
Field (Chairman), Michael S. Guy and R. L. Richards, each of whom is an independent director of the Company.

      At a meeting on February 7, 1996 the Board of Directors of the Company authorized the Company to enter into an agreement with ECT (the "Enron Exclusivity Agreement") whereby ECT and its affiliates were given a 45-day exclusive dealing period in which to conduct a review of the Company. During that 45-day period, the Company was prohibited from soliciting, negotiating, entertaining or encouraging inquiries or proposals regarding the purchase of the assets (in their entirety) or stock of the Company from any party other than ECT. The Enron Exclusivity Agreement also required the Company to reimburse ECT for up to $300,000 of the costs and expenses actually incurred by it in connection with its due diligence investigation of the Company if, during the exclusive dealing period, an offer was made by a party other than ECT to acquire the Company and such offer was consummated prior to the date one year after the date of termination of ECT's exclusive dealing period. The Company issued a press release on February 13, 1996, disclosing that it had granted to an unnamed party the exclusive right to conduct a review of the Company through March 28, 1996.

     Prior to the Company's execution of the Enron Exclusivity Agreement, ECT advised the Company that it would also enter into an agreement (the "Enron Finders' Agreement") with Peter M. Mark, the President of Mark Energy, William
H. Hoffman III, a business associate of Mr. Mark, and Encap (the "Finders"), wherein ECT would reimburse certain costs incurred by Peter Mark in assisting ECT with its due diligence, and, in the event ECT completed an acquisition of the Company, make certain payments to the Finders. Pursuant to the Enron Finders' Agreement, which was entered into among ECT and the Finders on February 9, 1996, ECT agreed to reimburse Peter Mark and his associates for all reasonable out-of-pocket expenses and other specified expenses incurred after the date of the Enron Finders' Agreement in connection with assisting ECT in due diligence investigations and discussions and negotiations with the Company and, upon consummation of the acquisition of the Company, pay to the Finders a fee equal to the lesser of 1.5% of the value of the transaction or $750,000.

      Contemporaneously with the Company's signing of the Enron Exclusivity Agreement, the Company, Mark Energy and Peter Mark entered into a Mutual Release whereby Mark Energy, Peter Mark and their affiliates and other related parties agreed to release the Company and its affiliates and other related parties, and the Company and its affiliates and other related parties agreed to release Mark Energy, Peter Mark and their respective affiliates and other related parties from any and all claims which any of them then had or may later have against the others relating to or arising out of their prior negotiations, discussions, agreements or dealings in connection with the possible sale of the Company.

      After the Enron Exclusivity Agreement was executed by the parties, ECT began its due diligence efforts. While ECT was engaged in its due diligence, the Company received letters from two companies expressing an interest in exploring an acquisition of the Company. The first letter was received by the Company on February 16, 1996, and expressed an interest in discussing with the Company a possible business acquisition. The second of these letters was received on February 19, 1996, from a firm with which the Company had engaged in preliminary merger discussions in 1993. These discussions terminated in 1993 because of the conclusion of the Company's Board of Directors that the other party was unwilling to pay a price that the Board believed to be adequate. Neither of these two companies disclosed in their February letters to the Company a price that such company would be willing to pay for the Company's shares. The Company notified both companies that it was prohibited under an exclusive dealing agreement from engaging in any acquisition discussions during the exclusivity period. Further correspondence was received from these two companies noting their continuing interest in exploring a transaction with the Company.

      On March 20, 1996, the Company extended the exclusive dealing period in the Enron Exclusivity Agreement from March 28, 1996, to April 11, 1996. The Company agreed to such an extension in order to allow ECT additional time in which to conduct its review of the Company.

      On March 28, 1996, a representative of ECT met with six members of the Company's Board of Directors and presented ECT's preliminary acquisition proposal. The ECT representative stated that ECT, in conjunction with an affiliate, was willing to acquire all of the outstanding shares of the Company for a cash purchase price of $6.50 per share. The acquisition proposal was subject to the condition that Jerry D. Jordan, the Company's Chairman, agree to enter into an employment agreement with the post-acquisition company (the "Post-Acquisition Company") and agree to invest in the Post-Acquisition Company. The ECT representative also stated that other members of the Company's operational management would be given employment contracts with the Post-Acquisition Company. The members of the Board of Directors advised the ECT representative that the proposal would be reviewed and considered by the Special Committee and the full Board.

      The members of the Special Committee of the Company's Board of Directors met on April 1, 1996, to consider the ECT proposal. Four of the other directors of the Company also participated in that meeting. Mr. Jordan reported at the meeting that he had not yet agreed to the terms of the proposal as they applied to him. He stated that he intended to negotiate the terms of his employment agreement and equity contribution separately and through his own personal legal counsel. After meeting with Mr. Jordan, the members of the Special Committee concluded that they would not discuss or negotiate with ECT a purchase price or other terms of an acquisition until Mr. Jordan had reached agreement with ECT regarding the basic terms of his equity participation in the Post-Acquisition Company and his employment with that company.

      On April 3, 1996, Jerry D. Jordan reported to each of the Company's directors by telephone that he had advised ECT that he was unwilling to participate as an investor in the Post-Acquisition Company on the terms set forth by ECT and that he would not enter into an employment agreement with the Post-Acquisition Company having a term of more than three years. He stated further that ECT had later responded that it continued to have an interest in acquiring the Company, even if he did not participate as an investor in the Post-Acquisition Company, but that it would have to obtain a price proposal from the Company's Board of Directors in order to proceed further and key members of management would be required to enter into employment contracts with the Post-Acquisition Company.

      At a meeting on April 5, 1996, the Board of Directors of the Company, including the members of the Special Committee, agreed that they would recommend to the Company's shareholders that they accept a proposal from ECT to purchase for cash all of the outstanding shares of the Company for $6.75 per share, subject to obtaining the opinion of McDonald & Company, the Company's investment banking firm, that the price is fair to the Company's shareholders from a financial standpoint. On the same day, a representative from ECT advised the Company that he would recommend to the senior management of ECT that an acquisition offer be made at a cash purchase price of $6.75 per share.

      In order to provide sufficient time for the parties to negotiate and execute a definitive merger agreement, the Company agreed on April 11, 1996, to extend the exclusive dealing period under the Enron Exclusivity Agreement to May 3, 1996. The Company also agreed to increase the cap on expenses of ECT for which the Company would be responsible under the Enron Exclusivity Agreement from $300,000 to $750,000. The exclusive dealing period was again further extended to May 28, 1996, to give ECT additional time in which to conduct its due diligence review and to give ECT and the Company additional time to negotiate the Merger Agreement.

      In late April 1996 Mr. Jordan informed the Company's directors that he had had further discussions with representatives of ECT and that he had agreed to invest up to $1.0 million in the Post-Acquisition Company and enter into a three-year employment agreement with the Post-Acquisition Company. Mr. Jordan advised the directors that he would be negotiating with ECT the terms of his involvement in the Post-Acquisition Company through his personal legal counsel.

      On May 22, 1996, acting on the unanimous recommendation and approval of the Special Committee, the Board of Directors of the Company approved the execution and delivery by the Company of the Merger Agreement. Mr. Jordan abstained from voting on the Merger Agreement and related resolutions because of his interest in respect of the transactions. Mr. Jordan has entered into agreements with Purchaser pursuant to which he will be employed by the Post-Acquisition Company subsequent to the Merger and will acquire an equity interest in the Post-Acquisition Company through an investment in Purchaser immediately prior to the Effective Time. In addition, F. Daniel Ryan, the President of the Company, will receive a two-year noncompetition agreement from an affiliate of ECT and certain officers of the Company's subsidiary, The Clinton Oil Company, will receive employment agreements with the Post Acquisition Company. See "THE MERGER --Interests of Certain Persons in the Merger." Prior to the directors' vote on the Merger Agreement, they received the opinion of McDonald & Company that, in its opinion, the Merger consideration is fair from a financial point of view to the Company's shareholders.

      In determining to recommend that the full Board approve the Merger Agreement, the Special Committee considered whether to pursue the inquiries received from the two parties who had expressed an interest in acquiring the Company before approving the Merger Agreement The Special Committee concluded that it was in the best interest of the shareholders of the Company to enter into an agreement with Purchaser without pursuing discussions with these other firms for the following reasons: (a) the substantial risk that ECT would terminate its interest in pursuing an acquisition of the Company if the Special Committee explored whether a higher price could be obtained from other parties, (b) while such other firms had expressed an interest in acquiring the Company, they had not offered a firm price for the Company, (c) the Special Committee was advised by McDonald & Company that the price offered by ECT was fair to the shareholders from a financial point of view, and (d) the Merger Agreement permits the Company, under specified conditions, to terminate the Merger Agreement, subject to certain terms and conditions, if any person makes a bona fide offer to acquire the Company that the Board of Directors believes in its good faith judgment would yield a better value to the Company shareholders than the Merger Agreement

RECOMMENDATION OF THE SPECIAL COMMITTEE AND THE BOARD OF DIRECTORS; REASONS FOR THE MERGER

      The Company's Board of Directors and the Special Committee have approved the Merger Agreement, having determined that the acquisition of the Company pursuant to the Merger Agreement is fair to, and in the interests of, the Company and its shareholders. Accordingly, the Company's Board of Directors and the Special Committee unanimously recommend that the holders of the Company's Common Stock vote "FOR" the approval and adoption of the Merger Agreement.

      The Special Committee and the full Board of Directors have extensively considered the Merger, the Merger Agreement and related documents. In determining to recommend approval of the Merger Agreement, the Board of Directors and the Special Committee considered the following factors: (i) the terms and conditions of the Merger Agreement; (ii) the trading price of the Company's shares over the past three years and the fact that the $6.75 per share price in the Merger Agreement represents a premium of 25 cents per share over the closing sales price for the Company's shares on The NASDAQ Stock Market on February 12, 1996, the last trading day prior to the public announcement by the Company that it was engaged in discussions with a third party regarding a possible acquisition of the Company, and a premium of approximately 50% over the highest closing price on The NASDAQ Stock Market for the quarter ended December 31, 1995; (iii) the written opinion of McDonald & Company that, as of the date of such opinion, the Merger consideration was fair, from a financial point of view, to Company shareholders; (iv) the fact that the Merger Agreement permits the Company, under specified conditions, to terminate the Merger Agreement, subject to certain terms and conditions, if any person makes a bona fide offer to acquire the Company that the Board of Directors believes in its good faith judgment would yield a better value to the Company shareholders than the Merger Agreement; (v) information with respect to the financial condition, results of operations and business and future prospects and capital needs of the Company; (vi) the fact that the Company is expected to continue after the Merger to have its principal offices in Central Ohio and is expected to operate with many of the same employees; and (vii) the strategic direction of the Company's business and future prospects of the oil and gas industry.

      The members of the Company's Board of Directors and the Company's executive officers own a total of 2,952,776 shares of the Company Common Stock , or approximately 52% of the issued and outstanding shares entitled to vote on the Merger Agreement. It is anticipated that the directors and executive officers will vote their shares in favor of the Merger Agreement, which would constitute sufficient votes to approve the Merger Agreement; however, each shareholder is encouraged to vote on the Merger Agreement. See "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT."

OPINION OF FINANCIAL ADVISOR

      In March 1996, the Board agreed to retain McDonald & Company to act as financial advisor to the Board and to render an opinion as to the fairness of the Merger, from a financial point of view, to the shareholders of the Company.

      In requesting a fairness opinion from McDonald & Company, the Board of Directors did not give any special instructions to McDonald & Company or impose any limitations upon the scope of the investigations that McDonald & Company deemed necessary to enable it to deliver its opinion. The Board of Directors engaged McDonald & Company because it is a recognized investment banking firm and because of its experience in rendering fairness opinions.

      In connection with the fairness opinion, McDonald & Company reviewed, among other things, the following: (i) the Merger Agreement, including the exhibits and schedules thereto; (ii) certain publicly available information concerning the Company, including its Annual Report on Form 10-K for the year ended December 31, 1995 (including the three years of audited financial statements included therein and an estimate of proved developed reserves of the Company included therein, which were reviewed by John G. Redic, an independent consulting engineer); (iii) certain other internal information, primarily financial in nature, concerning the business, earnings, assets and prospects of the Company furnished to McDonald & Company by management of the Company; (iv) certain publicly available information concerning the trading of, and the trading market for, the Company Common Stock; (v) certain publicly available information with respect to certain other companies that McDonald & Company believed to be comparable to the Company and the trading markets for certain of such other companies' securities; and (vi) certain publicly available information concerning the nature and financial terms of certain other merger transactions that McDonald & Company considered relevant to its inquiry.

      Based on the above analyses, McDonald & Company opined that the Merger consideration was fair, from a financial point of view, to the shareholders of the Company.

      As compensation for rendering the fairness opinion, the Company paid McDonald & Company a fee of $95,000. In addition, the Company has agreed to reimburse McDonald & Company for certain out-of-pocket expenses, including legal fees, and has agreed to indemnify McDonald & Company against certain liabilities, including certain liabilities under the federal securities laws.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

      In considering the recommendation of the Board of Directors with respect to the Merger, shareholders should be aware that certain members of management and certain members of the Board of Directors at the time of approval of the Merger Agreement had, and currently have, certain interests which may present them with potential conflicts of interest in connection with the Merger, as summarized below.

      Agreements with Jerry D. Jordan. Jerry D. Jordan, Chairman and Chief Executive Officer of the Company, has entered into various agreements with Purchaser relating to his relationship with the Surviving Corporation subsequent to the consummation of the Merger. These agreements will terminate automatically if the Merger Agreement is terminated. The agreements are summarized below:

            Subscription Agreement. Purchaser entered into a Subscription Agreement dated as of May 24, 1996, with Mr. Jordan (the "Subscription
Agreement") which provides for the acquisition by Mr. Jordan of Purchaser common stock. Under the Subscription Agreement, Mr. Jordan agreed to contribute to Purchaser 148,150 shares of Company Common Stock owned by him. Those shares of Company Common Stock shall be contributed to the Purchaser effective immediately prior to the Effective Time. At the closing of the transactions contemplated by the Merger Agreement, and effective immediately prior to the Effective Time, Purchaser shall issue 1,000 shares of Purchaser common stock to Mr. Jordan in consideration for such shares. Subject to the consummation of the Merger, JEDI will make a capital contribution to Purchaser at or prior to the Effective Time in the amount of $31,354,000 in consideration for 31,354 shares of Purchaser common stock that immediately after the Effective Time will represent approximately 97% of the outstanding common stock of the Surviving Corporation on a fully diluted basis. Mr. Jordan will own, immediately after the Effective Time, 1,000 shares of Purchaser common stock which will represent approximately 3% of the outstanding common stock of the Surviving Corporation on a fully diluted basis.

     Shareholders Agreement. Purchaser, JEDI and Mr. Jordan have entered into a Shareholders Agreement dated as of May 24, 1996 (the "Shareholders Agreement"), which provides generally that Mr. Jordan shall not make any transfer of the Surviving Corporation common stock (the "Common Stock"), directly or indirectly, except as expressly permitted therein. Mr. Jordan may transfer, from time to time, any Common Stock to permitted family transferees. Mr. Jordan may transfer Common Stock to any other transferee if, but only if, the Surviving Corporation has not exercised its right to match any bona fide written third party offer to purchase the Common Stock. The Surviving Corporation's right to match such third party offer may be assigned, in whole or in part, to JEDI. The Shareholders Agreement further provides that if JEDI or any of its affiliates propose to sell Common Stock for value (excluding certain sales set forth in the Shareholders Agreement), then such transferor shall offer to include in the proposed sale a number of shares of Common Stock designated by Mr. Jordan (the "Tagalong Right"), not to exceed the number of shares equal to the product of (A) the aggregate number of shares to be sold by the transferor to the proposed transferee and (B) a fraction with a numerator equal to the number of shares of fully-diluted Common Stock held by Mr. Jordan and a denominator equal to the number of shares of fully-diluted Common Stock held by the transferor and Mr. Jordan. The Shareholders Agreement further provides that if the Surviving Corporation at any time proposes to sell Common Stock pursuant to a registration statement filed under the Securities Act of 1933, as amended (other than registrations on Forms S-4 or S-8 or any successor forms thereto), the Surviving Corporation will each such time promptly give written notice to Mr. Jordan of its intention to do so and, upon the written request of Mr. Jordan, the Surviving Corporation will use its best efforts to cause the number of shares owned by Mr. Jordan and so designated to be registered under such registration statement to the extent requisite to permit the sale or other disposition by Mr. Jordan of such shares (the "Registration Right"). The Shareholders Agreement further provides that the Surviving Corporation shall be obligated to purchase Mr. Jordan's shares of Common Stock upon termination of Mr. Jordan's employment (the "Stock Sale Rights"). Mr. Jordan shall have the right to cause the Surviving Corporation to purchase all, but not less than all, shares of Common Stock then owned by Mr. Jordan at any time following the date Mr. Jordan ceases to be an employee of Surviving Corporation (the "Employment Termination Date") at a price per share equal to an appraised value as defined in the Shareholders Agreement. In addition, if the Employment Termination Date occurs as the result of the death or incapacity of Mr. Jordan, the Surviving Corporation shall purchase such shares and pay Mr. Jordan (or his representative) the purchase price thereof on the date which is no later than 30 days following the date of the Surviving Corporation's receipt of such notice, and the appraised value shall be determined as of the end of the second month immediately preceding such date of receipt. If the Employment Termination Date occurs as a result of any other reason, such purchase and payment shall occur on the date which is the later of three years following the Effective Time, or 30 days following the date of the Surviving Corporation's receipt of the notice referred to above, and the appraised value shall be determined as of the end of the second month immediately preceding such date of purchase and payment. The Surviving
Corporation shall have the right to purchase all, but not less than all, shares of Common Stock owned by Mr. Jordan at any time following the Employment Termination Date at a price equal to an appraised value. Such right may be assigned by the Surviving Corporation, in whole or in part, to JEDI. The Shareholders Agreement shall terminate upon the earliest of (i) the termination of the Merger Agreement in accordance with its terms, (ii) the date which is 10 years following the Effective Time, (iii) the date a qualified initial public offering (as defined in the Shareholders Agreement) is consummated (except that in such event, Mr. Jordan's Tagalong Right, Registration Right and Stock Sale Rights will continue until Mr. Jordan has sold all of his shares of Common Stock), (iv) the date of the dissolution, liquidation or winding-up of the Surviving Corporation or (v) the date of delivery to the Surviving Corporation of a written termination notice executed by the parties to the Shareholders Agreement.

            Business  Opportunity  Agreement.  ECT,  Purchaser,  JEDI  and Mr.
Jordan also entered into a Business Opportunity Agreement dated May 24, 1996 (the "Business Opportunity Agreement") that is intended to make it clear that Enron Corp., a Delaware corporation ("Enron") and the parent of ECT, and its affiliates, have no duty to make business opportunities available to the Surviving Corporation in most circumstances. The Business Opportunity Agreement also provides that ECT and its affiliates may pursue certain business opportunities to the exclusion of the Surviving Corporation. In addition, there may be circumstances in which the Surviving Corporation will offer business opportunities to certain affiliates of Enron. If an Enron affiliate is offered such an opportunity and decides to pursue it, the Surviving Corporation may be unable to pursue it.

            Employment Agreement. Mr. Jordan and Purchaser entered into an employment agreement to be effective as of the Effective Time (the "Employment Agreement"). The Employment Agreement is for a period of three years after the Effective Time. The Employment Agreement provides that Mr. Jordan will serve as the Chairman of the Board and Chief Executive Officer of the Surviving Corporation and will be paid an annual base salary of $250,000. The Employment Agreement provides that Mr. Jordan shall be allowed to participate, on the same basis generally as other employees of the Surviving Corporation, in all general employee benefit plans and programs, including improvements or modifications to the same, which are in effect as of the Effective Time or thereafter are made available by the Surviving Corporation to all or substantially all of its employees. Upon a voluntary termination (as defined in the Employment Agreement) of the employment relationship prior to the expiration of the term of the Employment Agreement , all future compensation to which Mr. Jordan is entitled and all future benefits for which Mr. Jordan is eligible shall cease and terminate as of the date of termination. Mr. Jordan shall be entitled to pro rata salary through the date of such termination plus any other payments generally available to other departing employees of Surviving Corporation, but Mr. Jordan shall not be entitled to any individual bonuses or individual incentive compensation not yet paid at the date of such termination. If Mr. Jordan's employment shall be terminated for cause (as defined in Employment Agreement) prior to the expiration of the term of the Employment Agreement, all future compensation to which Mr. Jordan is entitled and all future benefits for which Mr. Jordan is eligible shall cease and terminate as of the date of termination. Upon an involuntary termination (as defined in the Employment Agreement) prior to the expiration of the term of the Employment Agreement, Mr. Jordan shall be entitled, in consideration of Mr. Jordan's continuing obligations under the Employment Agreement after such termination, to receive his base salary as if his employment has continued for the full term of the Employment Agreement. The Employment Agreement provides that Mr. Jordan shall not compete with the Surviving Corporation until the later of (a) three years after the Effective Time or (b) one year after the termination of the employment relationship. See also "-- Operation and Management of Surviving Corporation After the Merger" for a discussion of Mr. Jordan's appointment to the Surviving Corporation's Board of Directors.

      Employment Agreements and Non-Competition Agreement. Purchaser also entered into employment agreements, to be effective as of the Effective Time, with Marilyn A. Ennis, John L. Forman, William A. Grubaugh, Mark D. Jordan, Donald E. Kreager and Connie J. Slocum, all of whom are currently officers of a subsidiary of the Company. In addition, an affiliate of the Purchaser entered into a non-competition agreement with F. Daniel Ryan, the Company's President.

INDEMNIFICATION AND INSURANCE

      The parties to the Merger Agreement have agreed that, for a period of six years after the Effective Time, the Code of Regulations of the Surviving Corporation will contain provisions that acknowledge and agree that, to the fullest extent permitted or authorized by law, the provisions relating to indemnification and advancement of expenses that are set forth in the Purchaser's existing Code of Regulations shall remain effective with respect to individuals who at any time from and after the date of the Merger Agreement to and including the Effective Time were directors, officers, employees, fiduciaries or agents of the Company or of any Company subsidiary in respect of acts or omissions occurring at or prior to the Effective Time (including, without limitation, the matters contemplated by the Merger Agreement). Pursuant to the Merger Agreement, the Surviving Corporation shall not amend or repeal such provisions to the detriment of such persons for a period of six years from the Effective Time.

      Furthermore, the parties to the Merger Agreement have agreed that the Surviving Corporation will, for a period of six years from the Effective Time, maintain in effect the current directors' and officers' liability insurance coverage maintained by the Company on the date of the Merger Agreement with respect to matters occurring through the Effective Time. The Surviving Corporation may substitute policies of at least the same coverage and amounts and containing terms and conditions that are no less advantageous to such officers and directors so long as such substitution does not result in gaps or lapses in coverage. However, in no event will the Surviving Corporation be required to expend, to maintain or procure such insurance coverage, any amount per annum, for any of the first three years after the Effective Time, in excess of 75% of the aggregate premiums paid by the Company in 1995, or for the fourth, fifth or sixth year after the Effective Time in excess of 50% of the aggregate premiums paid by the Company in 1995.

      The above obligations of the Surviving Corporation may not be terminated or modified so as to adversely affect any director, officer, employee, fiduciary or agent who benefits from such obligations without the consent of each affected person. In the event the Surviving Corporation or any of its successors or assigns consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity after such consolidation or merger, or transfers all or substantially all of its assets to any person, then, in each such case, the Merger Agreement provides that the successors and assigns of the Surviving Corporation or, at JEDI's option, JEDI, shall assume the indemnification and insurance obligations of the Surviving Corporation described above.

MISCELLANEOUS PROVISIONS IN THE MERGER AGREEMENT

      JEDI's Commitment to Fund the Merger. JEDI has agreed, at the closing of the Merger, to cause to be deposited in trust with the Paying Agent cash that will be sufficient to enable the Paying Agent to make payments with respect to each share of Common Stock for which the Merger Consideration is payable.

      Access and Information. The Company and its subsidiaries have agreed to allow Purchaser and Purchaser's affiliates, accountants, lenders, counsel and other representatives full access to all of their properties, books, contracts, commitments, records and personnel and to promptly furnish Purchaser with a copy of (i) each report, schedule or other document filed or received by them pursuant to the requirements of federal or state securities laws and (ii) all other information concerning their business, properties and personnel as Purchaser may reasonably request. JEDI and Purchaser have agreed to keep all such information confidential.

      Reasonable Best Efforts. Each of JEDI, Purchaser and the Company has agreed, subject to the terms and conditions of the Merger Agreement, to cooperate with each other and to use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, in each case consistent with the fiduciary duties of their respective Boards of Directors, all things necessary, proper or advisable (i) under applicable laws and regulations to consummate and make effective the transactions contemplated by the Merger Agreement as soon as reasonably practicable, including to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings and (ii) to lift any injunction or other legal bar to the Merger as soon as reasonably practicable (and, in such case, to proceed with the Merger as expeditiously as possible); provided, however, that nothing contained in the Merger Agreement will require any party to the Merger Agreement to incur expenses in connection with the transactions contemplated by the Merger Agreement that are not reasonable under the circumstances in relation to the size of the transaction contemplated by the Merger Agreement, or to require any party or any affiliate of any party to hold separate or make any divestiture of any significant asset or otherwise agree to any material restriction on the operations of any party in order to obtain any waiver, consent or approval required by the Merger Agreement.

      Obligations of JEDI and Purchaser. JEDI has agreed to take all action necessary to cause Purchaser to perform all of Purchaser's covenants and obligations. Purchaser and JEDI have agreed to be liable for any breach of any representation, warranty, covenant or agreement of Purchaser or Surviving Corporation; provided, however, that JEDI will not be responsible for, or provide any guaranties of, any actions of Purchaser after the Effective Time other than its obligation to deposit sufficient funds with the Paying Agent as required under the Merger Agreement (see "-- JEDI's Commitment to Fund the Merger").

      Certain Employee Benefit Matters. As of the date of the Merger Agreement, it is anticipated that Surviving Corporation will not become a participating employer in any employee benefit or compensation plans sponsored or maintained by Enron Corp. (the parent corporation of ECT) for the benefit of its subsidiaries or affiliated companies.

      Public Announcements. So long as the Merger Agreement is in effect, JEDI, Purchaser and the Company have agreed that none of them will issue a press release or otherwise make any public statement with respect to the transactions contemplated by the Merger Agreement without the consent of the others, unless such press release or public statement is required by law or rules of any applicable market or exchange, in which case such press release or public statement may be made after providing the other parties a reasonable opportunity to comment thereon.

EFFECTIVE TIME; EFFECT OF MERGER

      Effective Time. The Effective Time of the Merger will be the date and time when a properly executed certificate of merger, in such form as is required by and executed in accordance with the OGCL, is duly filed with the Secretary of State of the State of Ohio, or at such later time as the parties to the Merger Agreement designate in such filing as the Effective Time. It is anticipated that, subject to the satisfaction or waiver, if permissible, of the conditions to consummation of the Merger set forth in the Merger Agreement, such filing will be made approximately ten days after the Merger Agreement has been approved by the Company's shareholders.

      Effect of Merger. As of the Effective Time, Purchaser will be merged with and into the Company and Purchaser's separate corporate existence will terminate. The Company will be the Surviving Corporation and will own all of Purchaser's assets and will be responsible for all of Purchaser's liabilities. The Company, as the Surviving Corporation, will continue to be governed by the OGCL, and the separate corporate existence of the Company will continue unaffected by the Merger, except as provided in the Merger Agreement.

      At the Effective Time, the articles of incorporation of the Purchaser, as in effect prior to the Effective Time, will become the articles of the Surviving Corporation, except that Article 1 of the Purchaser's articles shall be changed to provide that the name of the Surviving Corporation shall be "Clinton Gas Systems, Inc." and a new article shall be added to the articles that eliminates cumulative voting in the election of directors. The Code of Regulations of the Purchaser as in effect at the Effective Time will be the Code of the Surviving Corporation. The directors of Purchaser and the officers of the Company immediately prior to the Effective Time, subject to the applicable provisions of the articles of incorporation and code of regulations of the Surviving Corporation, will be the directors and officers, respectively, of the Surviving Corporation until their respective successors are duly elected or appointed and qualified. It is anticipated that Jerry D. Jordan will be elected to the Board of Directors of the Surviving Corporation immediately after the Effective Time.

SURRENDER OF CERTIFICATES

      The Company and Purchaser have agreed to appoint American Stock Transfer & Trust Company as the Paying Agent to receive, hold and disburse the funds to which holders of shares of the Company Common Stock will become entitled upon consummation of the Merger. Promptly after the Effective Time, the Surviving Corporation will cause the Paying Agent to mail to each person who was a record holder of shares of the Company Common Stock immediately prior to the Effective Time (other than Purchaser, the Company, the Company's subsidiaries and holders of shares who perfect their dissenters rights under Section 1701.85 of the OGCL), a form of letter of transmittal and instructions advising the holders of the procedure for surrendering for payment their Certificates. Holders of shares of the Company Common Stock should not submit their Certificates to the Paying Agent until they have received such materials. Upon surrender of a Certificate to the Paying Agent, together with a duly executed and completed letter of transmittal and any other required documents, the holder of the Certificate will receive in exchange, and the Paying Agent will pay (via U.S. mail, postage prepaid) as soon as practicable to such holder, cash in an amount equal to the product of the number of shares of the Company Common Stock represented by the Certificate surrendered and $6.75, without any interest thereon and less any required withholding of taxes. The surrendered Certificates will then be canceled.

      If the payment is to be made to a person other than the person in whose name a surrendered Certificate is registered, the person requesting such payment must present the Paying Agent with all documents required to evidence that the stock has been transferred to such person and that all applicable transfer or other taxes have been paid.

      The Surviving Corporation will pay all charges and expenses, including those of the Paying Agent, in connection with the distribution of the consideration to be paid to the holders of Certificates in connection with the Merger.

      No interest will accrue or be paid on the cash payable upon the surrender of Certificates. No dividends will be paid to, or accrued for the benefit of, former holders of shares of the Company Common Stock after the Effective Time. From and after the Effective Time, until surrendered in accordance with the instructions contained in the instruction letter from the Surviving Corporation, holders of Certificates will cease to have any rights with respect to such shares except the right to receive $6.75 per share in cash multiplied by the number of shares of the Company Common Stock evidenced by such Certificates, without any interest thereon, and any dissenters rights available under the OGCL.

      On or after the one hundred eightieth day following the Effective Time, the Surviving Corporation may by written request require the Paying Agent to pay to the Surviving Corporation that portion of the funds deposited with the Paying Agent (and any income earned thereon) that has not been disbursed, and holders of Certificates shall thereafter look only to the Surviving Corporation for any payment to be made pursuant to the Merger.

CONDITIONS TO CONSUMMATION OF THE MERGER

      Conditions to Each Party's Obligations to Effect the Merger. The respective obligations of each party to effect the Merger are subject to the satisfaction, or waiver if applicable, at or prior to the Effective Time, of various conditions, including, among other things, (i) the approval and adoption of the Merger Agreement by the requisite vote of the holders of the Company Common Stock, and ten days elapsing following the date of such approval and adoption; (ii) the absence of the enactment, issuance, promulgation, enforcement or entry by any federal or state governmental authority or other agency or commission or court of any law, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) that is then in effect and has the effect of making the Merger illegal or otherwise preventing or prohibiting consummation of the Merger; (iii) the Company having received from McDonald & Company confirmation of its opinion attached hereto as Appendix B, that the Merger consideration is fair to the Company shareholders, from a financial point of view; and (iv) as of the Effective Time, the Merger complies with Section 1704.03(A)(4) of the Ohio Revised Code.(See "THE MERGER -- Chapter 1704 of the Ohio Revised Code").

      Conditions to the Obligations of Purchaser. Additional conditions to the obligations of Purchaser to effect the Merger include (i) the performance in all material respects by the Company of its agreements contained in the Merger Agreement required to be performed on or prior to the Effective Time; (ii) the representations and warranties of the Company contained in the Merger Agreement that are qualified with respect to materiality are true and correct in all respects, and such representations and warranties that are not so qualified are true and correct in all material respects, each when made and on and as of the Effective Time as if made at such time (except to the extent they expressly relate to the date of the Merger Agreement or any other particular date); (iii) the receipt by Purchaser of a certificate of the President or Chief Executive Officer of the Company, dated the closing date, with respect to the matters set forth in (i) and (ii) above; (iv) the receipt by the Company of all required permits, consents, authorizations, approvals, registrations, qualifications, designations and declarations required to be delivered by the Company, on terms and conditions reasonably satisfactory to Purchaser, and, to the extent required to be submitted prior to the Effective Time, that all required filings and notices shall have been submitted by the Company; (v) the receipt by Purchaser of the opinion of Vorys Sater, Seymour and Pease, legal counsel to the Company, dated the closing date of the Merger, with respect to certain matters; (vi) that the number of shares of the Company Common Stock held by shareholders dissenting in accordance with Section 1701.85 of the OGCL shall not exceed 10% of the outstanding shares of the Company Common Stock; (vii) that none of Messrs. John L. Forman, William A. Grubaugh or Jerry D. Jordan shall have breached or anticipatorily breached any of their respective Employment Agreements, (viii) none of Messrs. Forman, Grubaugh or Jordan shall have died or become disabled (provided, however, that if such a person dies or becomes disabled at a time when the Company has in force term life insurance in a specified amount for such person, the person's death or disability will not result in a failure of a condition to closing the transaction); (ix) the receipt by Purchaser of the written resignations, effective as of the Effective Time, of each director of the Company and its subsidiaries and (x) there shall not be pending any action, proceeding or investigation brought by any person before any governmental entity challenging, affecting, or seeking material damages in connection with, the transactions contemplated by the Merger Agreement.

      Conditions to the Obligations of the Company. Other conditions to the obligations of the Company to effect the Merger include (i) the performance in all material respects by JEDI and Purchaser of their respective agreements contained in the Merger Agreement required to be performed on or prior to the Effective Time; (ii) the representations and warranties of JEDI and Purchaser contained in the Merger Agreement are true and correct in all material respects when made and on and as of the Effective Time as if made at such time (except to the extent they expressly relate to the date of the Merger Agreement or any other particular date); (iii) the receipt by the Company of a certificate of the President or Chief Executive Officer (or comparable officer) of JEDI and Purchaser, dated the closing date, with respect to the matters set forth in (i) and (ii) above; and (iv) the receipt by the Company of the legal opinion of Vinson & Elkins L.L.P., legal counsel to Purchaser and JEDI, dated the closing date, with respect to certain matters.

      The Company has no obligation to consummate the Merger if any condition to its obligation to consummate the Merger is not satisfied on or prior to the Effective Time, and JEDI and Purchaser have no obligation to consummate the Merger if any condition to their obligations to consummate the Merger is not satisfied on or prior to the Effective Time. Any of the conditions to the obligations of the Company, JEDI or Purchaser to consummate the Merger may be waived by the party that is, or whose shareholders are, entitled to the benefits thereof.

REPRESENTATIONS AND WARRANTIES

      The Company. The Merger Agreement contains various representations and warranties of the parties thereto. The Merger Agreement includes representations by the Company as to (i) the corporate organization, existence, standing, power and qualification as a foreign corporation of the Company and its subsidiaries; (ii) the capitalization of the Company; (iii) the status of its subsidiaries and other investments; (iv) the due and valid execution and delivery of the Merger Agreement and the legal, valid and binding effect of the same; (v) the Merger Agreement's noncontravention of any agreement, law or provision of the Company's articles or code of regulations and the absence of the need (except as specified) for governmental or third party filings, authorizations or consents to the Merger; (vi) the status of documents filed with the Commission and the accuracy of the information contained therein, including the financial statements; (vii) the absence of certain changes or events involving the Company; (viii) the status of pending or threatened litigation; (ix) the accuracy of the information with respect to the Company and its subsidiaries contained in this Proxy Statement and its compliance with the federal securities laws; (x) the accuracy of information disclosed by the Company in the Merger Agreement; (xi) the status of certain employee benefits and labor matters; (xii) certain environmental matters;
(xiii) the inapplicability of the Public Utility Holding Company Act of 1935 and the Investment Company Act of 1940 to the Company or its subsidiaries;
(xiv) the status and extent of the Company's engaging in natural gas or other futures or options trading and fixed price contracts and hydrocarbon price swaps, hedges, futures or similar instruments to which Enron or any of its affiliates is a party; (xv) the Company's compliance with Chapter 1704 of the Ohio Revised Code; (xvi) the receipt of the fairness opinion from McDonald & Company; (xvii) brokers and finders employed by the Company; (xviii) compliance with applicable laws; (xix) certain tax matters; (xx) the absence of certain agreements, (xxi) information with respect to certain engineering reports; (xxii) information with respect to certain oil and gas reserve reports, oil and gas interests of the Company and significant wells of the Company; (xxiii) good and defensible title to the Company's properties; (xxiv) information concerning insurance policies of the Company; (xxv) certain transactions with affiliates; and (xxvi) the value of the Company's assets for purposes of compliance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

      The  representations  and  warranties  of the Company are  contained  in
Article VII of the Merger Agreement.

      Purchaser. The Merger Agreement also includes representations and warranties by Purchaser as to (i) the corporate organization, existence, standing, power and qualification as a foreign corporation of Purchaser; (ii) the due and valid execution and delivery of the Merger Agreement and the legal, valid and binding effect of the same; (iii) the Merger Agreement's noncontravention of any agreement, law and articles or code of regulation provision and the absence of the need (except as specified) for governmental or third party filings, authorizations or consents to the Merger; (iv) the accuracy and adequacy of the information supplied by Purchaser for inclusion in this Proxy Statement; (v) Purchaser's capitalization; (vi) the availability of funds sufficient to consummate the Merger; and (vii) information concerning certain broker or finder fees employed by Purchaser.

      The representations and warranties of Purchaser are contained in Article V of the Merger Agreement.

      JEDI. The Merger Agreement also includes representations and warranties by JEDI as to (i) the organization, existence, standing and power of JEDI;
(ii) the partners comprising the JEDI partnership and their relative partnership percentages; (iii) the due and valid execution and delivery of the Merger Agreement and the legal, valid and binding effect of the same; (iv) the Merger Agreement's non-contravention of agreements, laws or partnership agreement provisions and the absence of the need (except as specified) for governmental or third party filings, authorizations or consents to the Merger;
(v) the accuracy of JEDI's financial statements; (vi) the availability of funds sufficient to consummate the Merger; (vii) the accuracy and adequacy of the information supplied by JEDI for inclusion in this Proxy Statement; and
(viii) information concerning certain broker or finder fees.

      The representations and warranties of JEDI are contained in Article VI of the Merger Agreement.

BUSINESS OF THE COMPANY PENDING THE MERGER

      The Company has agreed in the Merger Agreement that, during the period from the date of the Merger Agreement to the Effective Time, unless JEDI otherwise consents in writing, the businesses of the Company and its subsidiaries will be conducted only in the usual and ordinary course consistent with past practice, and the Company and its subsidiaries shall each use its reasonable best efforts to preserve substantially intact its present business organization, keep available the services of its present officers and employees, maintain and keep its material assets in as good repair and condition as of the date of the Merger Agreement, ordinary wear and tear excepted, and preserve its relationships with customers, suppliers and others having business dealings with it to the end that its goodwill and on-going business shall be materially unimpaired at the Effective Time. The Company has agreed with certain other restrictive covenants concerning its business and activities prior to the Effective Time of the Merger that the Company believes are customary in transactions of this nature. Such covenants are contained in
Article VIII of the Merger Agreement.

OBLIGATIONS OF JEDI AND PURCHASER PENDING THE MERGER

      Each of JEDI and Purchaser has agreed to use its reasonable best efforts to refrain from taking any action that would, or reasonably might be expected to, result in any of its representations and warranties set forth in the Merger Agreement being or becoming untrue in any material respect as of the Effective Time, in any of the conditions to the Merger not being satisfied, or (unless such action is required by applicable law) that would adversely affect the ability of JEDI or Purchaser to obtain any of the regulatory approvals required to consummate the Merger.

AMENDMENT, WAIVER AND TERMINATION

      The Merger Agreement may be amended by mutual written agreement of the parties, by or pursuant to action taken by their respective Boards of Directors, at any time before or after approval of the Merger Agreement by the Company shareholders, but, after such approval by the Company shareholders, no amendment may be made to the Merger Agreement that under applicable law requires further approval of the Company shareholders without such further approval. In addition, at any time prior to the Effective Time, the parties may extend the time for the performance of any of the obligations or other acts of the other parties to the Merger Agreement, waive any inaccuracies in the representations and warranties of any other party contained in the Merger Agreement or in any documents delivered pursuant thereto by any other party and waive compliance with any of the agreements or conditions contained in the Merger Agreement.

      Under certain conditions, the Merger Agreement may be terminated at any time prior to the Effective Time, whether before or after approval by the shareholders of the Company. The conditions under which the Merger Agreement may be terminated include termination (i) by mutual consent of the Boards of Directors of the Company and Purchaser; (ii) by either the Company or Purchaser if the Merger shall not have been consummated on or before September 16, 1996 (unless such circumstance is the result of a breach of the terms of the Merger Agreement by the party wishing to exercise the termination right);
(iii) by Purchaser if there has been a material breach on the part of the Company, or by the Company if there has been a material breach on the part of Purchaser or JEDI, of any representation, warranty, covenant or agreement set forth in the Merger Agreement, which breach has not been cured within 15 business days following receipt by the breaching party of written notice of such breach; (iv) by either the Company or Purchaser upon written notice to the other party if any governmental entity of competent jurisdiction shall have issued (A) a final permanent order enjoining or otherwise prohibiting the consummation of any of the transactions contemplated by the Merger Agreement, and in any such case the time for appeal or petition for reconsideration of such order shall have expired without such appeal or petition being granted, or (B) any order or directive that does not directly enjoin or otherwise prohibit the consummation of the transactions contemplated by the Merger Agreement, but that would, if JEDI, Purchaser or the Company were to comply with such order or directive as a condition to consummating the transactions contemplated by the Merger Agreement, have a material adverse effect on the business, operations or financial condition of either JEDI or the Surviving Corporation and its subsidiaries, taken as a whole; (v) by the Company if (A) the Board of Directors of the Company reasonably determines that an Other Acquisition Transaction (defined below) is a Superior Proposal (defined below) (see "-- No Solicitation of Other Bids"), (B) the ten business day period specified in the Company's agreement not to solicit shall have expired (see "-- No Solicitation of Other Bids") and (C) simultaneously with such termination the Company enters into a definitive agreement to effect such Other Acquisition Transaction; (vi) by either Purchaser or the Company if the required approval of the Company shareholders is not received in a vote duly taken at the Special Meeting; (vii) by Purchaser if the Board of Directors of the Company or any committee thereof (A) shall have amended, modified, rescinded or repealed the recommendation of the Company's Board of Directors to the shareholders of the Company to approve the Merger and the adoption of the Merger Agreement, or (B) shall have adopted any other resolution in connection with the Merger Agreement and the transactions contemplated thereby inconsistent with such recommendation of the consummation of the transactions contemplated thereby; and (viii) by Purchaser, if any representation or warranty of the Company shall have become untrue such that the condition that the Company's representations and warranties shall be true and correct when made and at the Effective Time would be incapable of being satisfied by September 16, 1996, or by the Company if any representation or warranty of Purchaser or JEDI shall have become untrue such that the condition that JEDI's and Purchaser's representations and warranties shall be true and correct when made and at the Effective Time would be incapable of being satisfied by September 16, 1996.

      In the event of the termination of the Merger Agreement, no party to the Merger Agreement will have any obligation or liability to the other party, except that (i) JEDI and Purchaser will continue to hold in confidence information regarding the Company; (ii) the provisions of the Merger Agreement regarding the payment of expenses and termination fees will survive; (iii) certain provisions regarding the construction and interpretation of the Merger Agreement will survive; and (iv) no party will be relieved from liability for any breach of the Merger Agreement. See "-- Expenses; Termination Fees."

      The amendment, waiver and termination provisions of the Merger Agreement are contained in Article XI of the Merger Agreement.

EXPENSES; TERMINATION FEES

      Except as set forth below, whether or not the Merger is consummated, all costs and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby shall be paid by the party incurring such expenses.

      If the Merger  Agreement is terminated by Purchaser  pursuant to clauses
(iii), (vi) or (vii), or by the Company pursuant to clause (v) of the second paragraph of "-- Amendment, Waiver and Termination" above, then the Company has agreed, by wire transfer of immediately available funds to an account designated by Purchaser, to reimburse Purchaser and its affiliates, not later than two business days after Purchaser submits to the Company statements therefor, for all out-of-pocket fees and expenses (including, without limitation, all fees and expenses of counsel, accountants, financial institutions, experts and consultants) and all internal costs (determined by multiplying $100 by the aggregate number of hours actually spent by employees of JEDI and its affiliates) incurred in connection with or related to the authorization, preparation, negotiation, execution and performance of the Merger Agreement, the arranging of financing for the Merger and all other matters related to the consummation of the transactions contemplated thereby up to a maximum amount of $1,000,000 The parties have further agreed that a payment contemplated by this paragraph will not limit Purchaser's right to pursue all other available remedies if the Company has breached the Merger Agreement, although neither JEDI nor Purchaser will be permitted to recover such fees and expenses more than once.

      If the Merger  Agreement is terminated by the Company pursuant to clause
(iii) of the second paragraph of "-- Amendment, Waiver and Termination" above, then JEDI has agreed, by wire transfer of immediately available funds to an account designated by the Company, to reimburse the Company and its affiliates, not later than two business days after the Company submits to Purchaser statements therefor, for all out-of-pocket fees and expenses (including, without limitation, all fees and expenses of counsel, accountants, financial institutions, experts and consultants) incurred in connection with or related to the authorization, preparation, negotiation, execution and performance of the Merger Agreement, and all other matters related to the consummation of the transactions contemplated thereby up to a maximum amount of $250,000. The parties have further agreed that a payment contemplated by this paragraph will not limit the Company's right to pursue all other available remedies if either Purchaser or JEDI has breached the Merger Agreement.

      In addition to payment of the expenses as described above, if the Merger Agreement is terminated for any reason other than a termination by Purchaser pursuant to clause (ii) or (iv) of the second paragraph of "-- Amendment, Waiver and Termination" above, or by the Company pursuant to clause (ii),
(iii) or (iv) of the second paragraph of "-- Amendment, Waiver and Termination" above, then if (i) a Terminating Other Acquisition Transaction (as defined in the Merger Agreement) is consummated or (ii) an Other Acquisition Transaction (as defined below under "-- No Solicitation of Other Bids") that provides a higher value to the holders of the Company Common Stock than the Merger would have provided is consummated prior to the first anniversary of the date of the Merger Agreement, then the Company shall pay to JEDI, by wire transfer of immediately available funds to an account designated by JEDI, the Break-Up Fee not later than the second business day following such consummation. The parties have agreed that a payment contemplated by this paragraph will not limit Purchaser's right to pursue all other available remedies if the Company has breached the Merger Agreement.

      If (i) prior to the termination of the Merger Agreement, any person (other than Purchaser or any affiliate thereof) or group (as such term is defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) becomes the beneficial owner (within the meaning of Rule l3d-3 under the Exchange Act) of 20% or more of the outstanding Company Common Stock; (ii) either the Merger Agreement is terminated pursuant to clause (vi) of the second paragraph of "-- Amendment, Waiver and Termination" above or such beneficial owner takes any action to oppose or prevent the consummation of the Merger and the Merger Agreement is terminated for any reason; and (iii) an Other Acquisition Transaction is consummated within one calendar year of the date of the Special Meeting, then the Company shall pay to JEDI, by wire transfer of immediately available funds to an account designated by JEDI, the Break-Up Fee plus all out-of-pocket fees and expenses (of the type and subject to the limitations set forth above) not later than two business days after Purchaser submits to the Company a request therefor. Notwithstanding the foregoing, in no event shall the Company be required to pay the Break-Up Fee more than once as a result of the consummation of any combination of the transactions described above. A payment as set forth above shall not limit Purchaser's right to pursue all other available remedies if the Company has breached the Merger Agreement.

      The provisions regarding the payment of the termination fees and expenses are contained in Section 12.3 of the Merger Agreement.

NO SOLICITATION OF OTHER BIDS

      Prior to the Effective Time, the Company has agreed not to, nor to permit any of its subsidiaries to, nor to authorize or permit any of its officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its subsidiaries to, directly or indirectly, initiate, solicit, negotiate or encourage (including by way of furnishing information), or take any other action to facilitate or entertain, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any proposal or offer to acquire all or any substantial part of the business of the Company and its subsidiaries, or all or substantially all of the capital stock of the Company, whether by merger, purchase of assets, tender offer, exchange offer or otherwise, whether for cash, securities or any other consideration or combination thereof (any such transaction being referred to as an "Other
Acquisition Transaction") or agree to endorse or recommend any such Other Acquisition Transaction. However, pursuant to the terms of the Merger Agreement, the Company and subsidiaries may negotiate with a corporation, partnership, person or other entity or group (a "Potential Acquirer") if (i) the Potential Acquirer has, in circumstances not involving any prior breach by the Company of the provisions described above, made a tender or exchange offer for, or a proposal to the Board of Directors of the Company to acquire, a majority of the capital stock of the Company or made a proposal for a merger, purchase of all or any substantial part of the assets of the Company or other business combination transaction involving a change of control of the Company;
(ii) the Company's Board of Directors believes, based in part upon the advice of its financial advisor, and after having an opportunity to discuss any such proposal with the Potential Acquirer, that such Potential Acquirer has the financial wherewithal to consummate such offer or transaction and such offer or transaction would yield a better value to the Company's shareholders than would the Merger (a "Superior Proposal") and (iii) based upon the written opinion of counsel to the Company to such effect given to the Board of Directors of the Company (notice of which opinion has been furnished to JEDI), the Company's Board of Directors determines in good faith that there is a significant risk that the failure to negotiate with the Potential Acquirer would constitute a breach of the Board's fiduciary duties to the shareholders of the Company. The Company has agreed to promptly advise JEDI in writing of any request for non-public written information or of any Other Acquisition Transaction, or any inquiry that could reasonably be expected to lead to any Other Acquisition Transaction, the terms and conditions of such request, Other Acquisition Transaction or inquiry, the identity of the person making any such request, Other Acquisition Transaction or inquiry, and whether the Company has elected to negotiate with a Potential Acquirer in accordance with the preceding sentence. The Company has agreed to use its reasonable best efforts to keep JEDI fully informed of the status and details of any such request, Other Acquisition Transaction, inquiry or negotiation. The Company has further agreed not to enter into a definitive agreement for an Other Acquisition Transaction with a Potential Acquirer with which the Company is permitted to negotiate, as described above, unless (i) at least 10 business days prior to the Company's execution thereof, the Company shall have furnished JEDI with a description of all of the material terms thereof and (ii) the Company shall have terminated the Merger Agreement in accordance with Section 11.1(e) thereof.

SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS

      All representations, warranties, agreements and covenants set forth in the Merger Agreement will terminate at the Effective Time or upon termination of the Merger Agreement, as the case may be, except that (i) the agreements set forth in Sections 9.3, 9.4(b) and 9.6 and Articles III and XII (excluding
Section 12.3) of the Merger Agreement will survive the Effective Time and (ii) the agreements set forth in the third to the last and the last sentences of
Section 9.1 and in Article XII (including Section 12.3) of the Merger Agreement will survive termination, in each case until the expiration of the applicable statute of limitations.

SOURCES AND AMOUNT OF FUNDS

      The total amount of funds required by JEDI and Purchaser to acquire all of the then-outstanding shares of capital stock of the Company is estimated to be approximately $37.35 million. The actual amount payable will depend on the number of shares of the Company Common Stock outstanding at the Effective Time and entitled to receive the Merger Consideration. JEDI will cause Purchaser to have available to it at the Effective Time sufficient funds to consummate the Merger.

OPERATION AND MANAGEMENT OF SURVIVING CORPORATION AFTER THE MERGER

      Immediately following the Merger, JEDI and Mr. Jordan will own approximately 97% and 3%, respectively, of the outstanding shares of Surviving Corporation common stock. The Surviving Corporation is expected to continue to manage and operate the Company's business and properties substantially as before the Merger and is expected to maintain the Company's current offices in Columbus, Ohio. It is anticipated that Mr. Jordan will be appointed to the Board of Directors of the Surviving Corporation and will be elected Chairman of the Surviving Corporation immediately after the Effective Time.

      If the Merger is consummated, the Company Common Stock will cease to be listed on The NASDAQ Stock Market, public trading of the Company Common Stock will cease and the registration of the Company Common Stock under the Exchange Act is expected to be terminated.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

      THE FOLLOWING DISCUSSION IS INTENDED ONLY AS A SUMMARY OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER AND DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR LISTING OF ALL POTENTIAL TAX EFFECTS. THE DISCUSSION DOES NOT ADDRESS THE TAX CONSEQUENCES THAT MAY BE RELEVANT TO A PARTICULAR HOLDER OF THE COMPANY COMMON STOCK SUBJECT TO SPECIAL TREATMENT UNDER CERTAIN FEDERAL INCOME TAX LAWS, SUCH AS DEALERS IN SECURITIES OR TRUSTS, NOR ANY CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCALITY OR FOREIGN JURISDICTION. NO RULINGS WILL BE SOUGHT FROM THE INTERNAL REVENUE SERVICE WITH RESPECT TO THE FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER OR THE TRANSACTIONS RELATED THERETO. THE DISCUSSION BELOW IS BASED UPON THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, TREASURY REGULATIONS THEREUNDER AND ADMINISTRATIVE RULINGS AND COURT DECISIONS AS OF THE DATE HEREOF. ALL OF THE FOREGOING ARE SUBJECT TO CHANGE, AND ANY SUCH CHANGE COULD AFFECT THE CONTINUING VALIDITY OF THIS DISCUSSION. HOLDERS OF THE COMPANY COMMON STOCK ARE URGED TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE MERGER AND THE RELATED TRANSACTIONS.

      The receipt of cash for shares of the Company Common Stock pursuant to the Merger or pursuant to the exercise of dissenter's rights will be a taxable transaction for federal income tax purposes and may also be a taxable transaction under applicable state, local or foreign tax laws. The tax consequences will vary depending upon, among other things, the particular circumstances of the shareholder. In general, a shareholder who receives cash for shares of the Company Common Stock pursuant to the Merger or pursuant to the exercise of dissenter's rights will recognize a gain or loss for federal income tax purposes equal to the difference between the amount of cash received and such shareholder's adjusted tax basis in the shares exchanged. Provided the shares of the Company Common Stock constitute capital assets in the hands of the shareholder, the gain or loss will be a capital gain or loss. If the holder has held the shares of the Company Common Stock for more than one year at the time of the exchange, the gain or loss will be a long-term capital gain or loss. The holding period and gain or loss will be determined separately for each share, or block of shares, of the Company Common Stock exchanged pursuant to the Merger Agreement or Section 1701.85 of the OGCL.

      Under the backup withholding rules, unless an exemption applies under the applicable law and regulations, the Paying Agent will be required to withhold, and will withhold, 20% of all cash payments made in exchange for Company Common Stock unless the shareholder or other payee provides his or her tax identification number (social security number, in the case of an individual, or employer identification number in the case of a corporation or other business entity) and certifies that such number is correct. Each shareholder and, if applicable, each other payee should complete and sign the substitute Form W-9 to be included in the transmittal materials and instructions relating to share certificates to be mailed to shareholders as soon as practicable after the Effective Time, so as to provide the information and certification necessary to avoid backup withholding, unless an applicable exemption exists and is proved in a manner satisfactory to the Surviving Corporation and the Paying Agent.

      The foregoing discussion may not be applicable to certain types of shareholders, including shareholders who acquired shares of the Company Common Stock pursuant to the exercise of employee stock options or otherwise as compensation, individuals who are not citizens or residents of the United States, foreign corporations and entities that are otherwise subject to special tax treatment under the Internal Revenue Code of 1986, as amended, such as insurance companies, tax-exempt entities and regulated investment companies.

ACCOUNTING TREATMENT

      The Merger will be accounted for under the "purchase" method of accounting.

CHAPTER 1704 OF THE OHIO REVISED CODE

      Subject to certain exceptions, Chapter 1704 of the Ohio Revised Code (the "Ohio Statute") prohibits an Ohio corporation from engaging in certain transactions (including mergers, consolidations, asset sales, loans, and disproportionate distributions of property) with a person (or the affiliates or associates of any such person) that owns shares representing 10% or more of the voting power of a corporation (an "Interested Shareholder") for a period of three years after such person becomes an Interested Shareholder unless, prior to the date that the Interested Shareholder became such, the directors approve either the transaction or the acquisition of the corporation's shares that resulted in the person becoming an Interested Shareholder. Following the three-year moratorium period, the corporation may engage in certain transactions with an Interested Shareholder only if, among other things, (i) the transaction receives the approval of the holders of two-thirds of all the voting shares and the approval of the holders of a majority of the voting shares held by persons other than an Interested Shareholder or (ii) the transaction meets certain criteria designated to ensure that the remaining shareholders receive fair consideration for their shares ("Fair Price Criteria").

      Jerry D. Jordan, the Chairman of the Company, has been an Interested Shareholder of the Company for more than three years. Because Mr. Jordan will be an officer and shareholder of the surviving corporation and has entered into certain agreements with Purchaser, as described in this Proxy Statement, the Merger may be subject to the Ohio Statute. The Board of Directors of the Company authorized and approved all of the agreements, transactions and relationships involving Mr. Jordan, the Purchaser and/or JEDI or any of their affiliates or associates. See "THE MERGER --Interests of Certain Persons in the Merger." In addition, the Company believes that the Fair Price Criteria will be satisfied by the Merger as of the Effective Time. Compliance with the Ohio Statute is a condition to the consummation of the Merger. See "THE MERGER
- -- Conditions to Consummation of the Merger."


                      RIGHTS OF DISSENTING SHAREHOLDERS

      Under Section 1701.85 of the OGCL, any holder of record of Company Common Stock on the Record Date may have the "fair cash value" of his Company Common Stock judicially determined and paid to him by complying with the requirements of such section if the Merger is consummated.

      Set forth below is a summary of the procedures relating to the exercise of statutory dissenters' rights ("Dissenters' Rights"), which summary does not purport to be complete and is qualified in its entirety by express reference to applicable Ohio law, including Section 1701.85 of the OGCL, a copy of which is attached as Appendix C hereto. Any shareholder of the Company contemplating exercising Dissenters' Rights with respect to Company Common Stock held by him of record on the Record Date ("Dissenting Shares") is urged to review carefully such provisions and to consult an attorney, since Dissenters' Rights will be lost if the procedural requirements under Section 1701.85 are not fully and precisely satisfied.

      To perfect his Dissenters' Rights, a Dissenting Shareholder must satisfy each of the following conditions:

            1. No Vote in Favor of the Merger. Dissenting Shares must not be voted in favor of the Merger. This requirement will be satisfied if a proxy is signed and returned with instructions to vote against approval and adoption of the Merger Agreement or to abstain from such vote, if no proxy is returned and no vote is cast at the Meeting in favor of approval and adoption of the Agreement, if the holders of Dissenting Shares abstain from voting with respect to the Merger Agreement or if Dissenting Shares are voted at the Meeting against approval and adoption of the Merger Agreement. A vote in favor of approval and adoption of the Merger Agreement constitutes a waiver of Dissenters' Rights. A proxy that is returned signed but on which no voting preference is indicated will be voted for the approval and adoption of the Merger Agreement, and will be deemed a waiver of Dissenters' Rights. A Dissenting Shareholder may revoke his proxy at any time before its exercise by filing with the Secretary of the Company an instrument revoking it or a duly executed proxy bearing a later date, or by attending and voting at the Meeting (although attendance at the Meeting will not in and of itself constitute revocation of a proxy).

            2. Filing Written Demand. Not later than ten days after the taking of the vote on the Merger Agreement, a Dissenting Shareholder must deliver to the Company a written demand (the "Demand") for payment of the fair cash value of the Dissenting Shares. The Demand should be delivered to the Company at 4770 Indianola Avenue, Columbus, Ohio 43214, Attn: Jerry D. Jordan. It is recommended, although not required, that the Demand be sent by registered or certified mail, return receipt requested. Voting against the merger does not itself constitute a Demand. The Company does not intend to send any further notice to its shareholders as to the date on which such ten-day period expires.

            The Demand must identify the holder of record of the Dissenting Shares and his address, the number and class of the Dissenting Shares and the amount claimed as the fair cash value thereof. A beneficial owner must, in all cases, have the record holder submit the Demand in respect of his Dissenting Shares.

            From the time the Demand is given until either the termination of the rights and obligations arising from such Demand or the purchase of the Dissenting Shares relative thereto by the Company all other rights accruing to the holder of the Dissenting Shares, including voting and dividend or distribution rights, will be suspended. If any dividend or distribution is paid on the Company Common Stock during the suspension, an amount equal to the dividend or distribution which would have been payable on the Dissenting Shares, but for such suspension, shall be paid to the holder of record of the Dissenting Shares as a credit upon the fair cash value of the Dissenting Shares. If the right to receive the fair cash value is terminated otherwise than by the purchase of the Dissenting Shares by the Company, all rights will be restored to the Dissenting Shareholder and any distribution that would have been made to the holder of record of the Dissenting Shares, but for the suspension, will be made at the time of the termination.

            3. Endorsement of Certificates. After receiving the Demand, the Company may request in writing that the Dissenting Shareholder deliver to it the certificates representing the Dissenting Shares. The Dissenting Shareholder must then deliver such certificates to the Company at the address stated above, within fifteen days of the sending of such request, to permit the Company to place a legend on such certificates stating that a demand for fair cash value of such Dissenting Shares has been made. The Company then must return such certificates promptly to the Dissenting Shareholder. Failure of a Dissenting Shareholder to deliver certificates upon the request of the Company terminates his rights as a Dissenting Shareholder, unless a court directs otherwise. If the Dissenting Shares represented by a certificate bearing such legend are transferred, a transferee acquires only the rights which were held by the original Dissenting Shareholder immediately after the delivery of the Demand.

            4. Petition to be Filed in Court. Within three months after the service of the Demand, if the Company and the Dissenting Shareholder do not reach an agreement on the fair cash value of the Dissenting shares, the Dissenting Shareholder or the Company may file a petition in the Court of Common Pleas of Franklin County, Ohio (which is the county in which the principal office of the Company is located), or join or be joined in an action similarly brought by another Dissenting Shareholder of the Company, for a judicial determination of the fair cash value of the Dissenting Shares. The Company does not intend to offer to pay more than $6.75 per share to be paid in the Merger for any Dissenting Shares or to file any petition for a judicial determination of the fair cash value of the Dissenting shares.

            Upon motion of the petitioner, the Court will hold a hearing to determine whether the Dissenting Shareholder is entitled to be paid the fair such value of his Dissenting Shares. If the Court finds that the Dissenting Shareholder is so entitled, it may appoint one or more appraisers to receive evidence by which to recommend a decision on the amount of such value. The Court is required to make a finding as to the fair cash value of the Dissenting Shares and to render a judgment against the Company for the payment thereof, with interest at such rate and from such date as the Court considers equitable. Costs of the proceedings, including reasonable compensation to the appraiser or appraisers to be fixed by the Court, are to be apportioned or assessed as the Court considers equitable. Payment of the fair cash value of the Dissenting Shares shall be made within 30 days after the date of final determination of such value or the Effective Time of the Merger, whichever is later, only upon surrender to the Company of the certificate representing the shares for which payment is made.

      Fair  cash  value  is the  amount  which  a  willing  seller,  under  no compulsion to sell, would be willing to accept, and which a willing buyer, under no compulsion to purchase, would be willing to pay, but in no event may the fair cash value exceed the amount specified in the Demand. The fair cash value is to be determined as of the day prior to the day of the vote on the Merger, and may be greater than, the same as or less than the Merger Consideration per share which the Company's shareholders will be entitled to receive in the Merger. In computing this value, any appreciation or depreciation in the market value of the Dissenting Shares resulting from the merger proposal is excluded.

      The Dissenters' Rights of any Dissenting Shareholder will terminate if, among other things, (a) he has not complied with Section 1701.85 of the OGCL (unless the Board of Directors of the Company waives compliance); (b) the Merger is abandoned or otherwise not carried out; (c) he withdraws his Demand (with the consent of the Board of Directors of the Company); or (d) no agreement has been reached between the Company and the Dissenting Shareholder with respect to the fair cash value of the Dissenting Shares and no petition has been timely filed in the Court of Common Pleas of Franklin County, Ohio.


                     SELECTED CONSOLIDATED FINANCIAL DATA

      The following table presents certain selected summary consolidated financial data of the Company as of and for the years ended December 31, 1991, 1992, 1993, 1994 and 1995 and as of and for the three months ended March 31, 1995 and 1996. The financial data set forth below should be read in conjunction with the financial statements of the Company and "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" incorporated by reference in this Proxy Statement from the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, as amended, and the Quarterly Report on Form 10-Q for the quarter ended March 31, 1996. See "INCORPORATION OF CERTAIN INFORMATION BY REFERENCE."

                         (Information Reported in Thousands, except per share data)
                         ------------------------------------------------------------

                                        Year Ended December 31,                  (3 Months  (3  Months
                                                                                   Ended)      Ended)
                              1991      1992       1993       1994       1995      3/31/95    3/31/96
                            -------    -------    -------    -------    -------    -------    -------

Total Revenue ............. $68,030    $68,710    $85,409    $99,313    $87,887    $20,666    $45,804
Income before
  cumulative effect of
  change in accounting
  principle ...............    $568        $80       $570        $85     $2,456       $311      $208
Cumulative effect of
  change in accounting
  for income taxes ........    $-0-       $916       $-0-       $-0-       $-0-       $-0-      $-0-
Net income ................    $568       $996       $570        $85     $2,456       $311      $208
Total assets(1) ........... $48,626    $47,482    $54,568    $50,183    $51,918    $48,874   $57,456
Long-term debt(2) ......... $16,452    $15,907    $16,887    $17,106    $13,378    $17,057   $14,894
Income per share before
  cumulative effect of
  change in accounting
  principle(3) ............   $0.10      $0.01      $0.10      $0.02      $0.43      $0.06     $0.04
Cumulative effect of
  change in accounting
  for income taxes per
  share(3) ................    $-0-      $0.16       $-0-       $-0-       $-0-       $-0-      $-0-
Net income per share(3) ...   $0.10      $0.17      $0.10      $0.02      $0.43      $0.06     $0.04
Cash dividends per share ..    $-0-       $-0-       $-0-       $-0-       $-0-       $-0-      $-0-
Book value per share ......   $3.39      $3.58      $3.68      $3.69      $4.13      $3.75     $4.16



(1)   At end of reported period.
(2)   Excludes current maturities.
(3)   Primary and fully diluted.


                   MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                FINANCIAL CONDITION AND RESULTS OF OPERATIONS

      For a discussion of the Company's financial condition and results of operations during the three most recent fiscal years and for the first quarter of 1996, see the discussions entitled "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" in the Company's Annual Report on Form l0-K for the fiscal year ended December 31, 1995, and its quarterly report on Form l0-Q for the quarter ended March 31, 1996, copies of which reports, which are incorporated herein by reference, are included with this Proxy Statement. See "INCORPORATION OF CERTAIN INFORMATION BY REFERENCE" and "RECENT DEVELOPMENTS REGARDING THE COMPANY."

                        DIVIDENDS ON AND MARKET PRICES
                         OF THE COMPANY COMMON STOCK

THE COMPANY

      The Company Common Stock is quoted on The NASDAQ Stock Market under the trading symbol "CGAS." The following table sets forth for the periods indicated the high and low closing prices per share of the Company Common Stock, as reported on The NASDAQ Stock Market. For current price information, shareholders should consult publicly available sources.

                                                          High        Low

1993

First Quarter...................................         $3.125     $2.188
Second Quarter..................................          3.125      2.500
Third Quarter...................................          3.375      2.688
Fourth Quarter..................................          3.625      2.750

1994

First Quarter...................................         $3.875     $3.000
Second Quarter..................................          4.125      2.750
Third Quarter...................................          4.125      3.625
Fourth Quarter..................................          4.500      3.625

1995

First Quarter...................................         $4.500     $3.750
Second Quarter..................................          4.500      3.438
Third Quarter...................................          5.875      4.125
Fourth Quarter..................................          5.625      4.875

1996

First Quarter...................................         $6.625     $5.000
Second Quarter..................................         $____      $_____

      On May 23, 1996, the last full trading day prior to the public announcement that the Company entered into a Merger Agreement, the reported high and low sales prices per share of the Company Common Stock on The NASDAQ Stock Market were $6.375 and $6.3125 respectively. On July __, 1996, the most recent available date prior to printing this Proxy Statement, the reported high and low sales prices per share of the Company Common Stock on The NASDAQ Stock Market were $_______ and $_____, respectively.

      The Company has not paid cash dividends to date on shares of the Company Common Stock and does not intend to pay dividends in the foreseeable future.

                   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                            OWNERS AND MANAGEMENT

         The following table sets forth, as of July _, 1996, certain information with respect to the shares of Company Common Stock owned beneficially by the only persons known to the Company to be the beneficial owners of more than five percent (5%) of the outstanding shares of the Company Common Stock, by each director, by each executive officer, and by all directors and officers of the Company as a group:

                                   Amount and Nature of           Percent of
Name and Address*                Beneficial Ownership(1)      Common Shares (2)
- -----------------                -----------------------      -----------------
Jerry D. Jordan (3) (4)               709,313  (5)                  12.6%
4770 Indianola Ave.
Columbus, OH  43214

Duke W. Thomas (3)                    616,895                       10.9%
52 East Gay Street
Columbus, OH  43215

Thomas B. Ridgley                     616,895                       10.9%
52 East Gay Street
Columbus, OH  43215

Hal W. Field (3)                      592,860  (6)                  10.5%
6251 Crooked Creek Road
Norcross, GA  43214

F. Daniel Ryan (3) (4)                579,696  (7)(8)               10.3%
4770 Indianola Ave.
Columbus, OH  43214

R. David Thomas (3)                   234,273  (9)                   4.1%

Donald A. Nay (3) (4)                 130,015  (8)(10)               2.3%

Michael S. Guy (3)                     70,589  (11)                  1.3%

R. L. Richards (3)                     19,125                         **

All directors and officers          2,952,776                         52%
as a group                   (5)(6)(7)(8)(9)(10)(11)
(8 Persons)

__________________
*    Address shown for beneficial owners of more than 5% only.

**   Represents less than 1% of class.

(1) Represents sole voting and investment power except as otherwise noted. The information with respect to beneficial ownership is based upon information furnished by each director or officer, or information contained in filings made with the Securities and Exchange Commission.

(2) Based upon _[ ] of the Company's common shares outstanding as of July [_], 1996.

(3)  Director of the Company.

(4)  Executive Officer of the Company.

(5) Does not include 2,756 common shares held of record by Mr. Jordan's wife as to which Mr. Jordan disclaims any beneficial ownership.

(6) All of Mr. Field's common shares are held by Mr. Field as Trustee or jointly as a Co-Trustee of certain trusts. Mr. Field has retained sole or shared voting and investment power.

(7) Mr. Ryan has sole voting and investment power with respect to 578,996 of these common shares. Includes 700 shares which Mr. Ryan holds as custodian for his two minor children.

(8) Includes shares held in the 401(k) accounts of Mr. Ryan (4,464 shares) and Mr. Nay (3,166 shares).

(9)  Does not include  47,249  common shares held of record by the wife of Mr.
     R. David Thomas as to which Mr. Thomas disclaims any beneficial interest. Does not include 40,000 common shares held of record by the wife of Mr. Thomas for the benefit of six grandchildren of Mr. Thomas and his wife for which his wife serves as custodian and as to which Mr. Thomas disclaims any beneficial interest. Also does not include 1,867 common shares which may be acquired upon conversion of $14,000 in face amount of the Company Debentures held of record by the wife of Mr. Thomas, or 6,133 in the aggregate of common shares which may be acquired upon conversion of $46,000 in the aggregate of Debentures held of record by trust for the benefit of four grandchildren of Mr. Thomas and his wife for which his wife serves as custodian and as to which Mr. Thomas disclaims any beneficial interest. The Debentures are immediately convertible into common shares of the Company at an initial conversion price of $7.50 per share, subject to adjustment under certain circumstances.

(10) Includes 1,391 shares held in Mr. Nay's IRA account. Does not include 1,043 shares held in the IRA account of Mr. Nay's wife as to which Mr. Nay disclaims any beneficial ownership.

(11) Includes 7,033 common shares held of record by Michael S. Guy Keogh #1 and 27,150 common shares held of record by Michael S. Guy IRA Rollover.


                        INDEPENDENT PUBLIC ACCOUNTANTS

      Deloitte & Touche LLP has served as the Company's independent auditors starting with the Company's fiscal year ended January 31, 1983. The Company anticipates that one or more representatives from Deloitte & Touche LLP will be present at the Special Meeting with the opportunity to make statements if they so desire. The Company expects that these representatives will also be able to respond to appropriate questions from the floor at the Special Meeting.


                                OTHER BUSINESS

      The only business to come before the Special Meeting of which the management is aware is set forth in this Proxy Statement. If any other business is presented, it is intended that discretionary authority to vote the proxies shall be exercised with respect thereto.


                            SHAREHOLDER PROPOSALS

      If the Merger is consummated, the 1996 Annual Meeting of Shareholders of the Company will not occur. If, but only if, the Merger is not consummated, the Company's 1996 Annual Meeting will be held on October 2, 1996, and any shareholder desiring to submit a proposal for inclusion in the Company's proxy statement and form of proxy relating to the 1996 Annual Meeting of Shareholders of the Company must have advised the Secretary of the Company of such proposals in writing, not later than August 29, 1996. All such proposals must comply with Rule l4a-8 promulgated by the Commission under the Exchange Act.


              INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

      THIS PROXY STATEMENT INCORPORATES DOCUMENTS BY REFERENCE THAT ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. Incorporated by reference in this Proxy Statement as of the date of filing, and subject in each case to information contained in this Proxy Statement, are the following documents filed by the Company with the Commission pursuant to the Exchange Act.

                  (i) Annual Report on Form 10-K for the fiscal year ended December 31, 1995, as amended by Form 10-K/A;

                  (ii) Quarterly Report on Form 10-Q for the quarter ended March 31, 1996;

                  (iii) Current Report on Form 8-K dated June 3, 1996;

      THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM THIS PROXY STATEMENT IS DELIVERED, UPON THE WRITTEN OR ORAL REQUEST OF SUCH PERSON, A COPY OF ANY AND ALL OF THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN AND NOT ATTACHED HERETO AS AN APPENDIX (OTHER THAN EXHIBITS AND SCHEDULES TO SUCH DOCUMENTS, UNLESS SUCH EXHIBITS OR SCHEDULES ARE SPECIFICALLY INCORPORATED BY REFERENCE IN SUCH DOCUMENTS). EXHIBITS AND SCHEDULES NOT SPECIFICALLY INCORPORATED BY REFERENCE IN SUCH DOCUMENTS WILL BE PROVIDED UPON THE PAYMENT OF A REASONABLE FEE. SUCH REQUESTS SHOULD BE DIRECTED TO DONALD A. NAY, CLINTON GAS SYSTEMS, INC., 4770 INDIANOLA AVE., COLUMBUS, OHIO 43214-0981 (TELEPHONE: (614) 888-9588). IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, REQUESTS SHOULD BE MADE BY AUGUST 8, 1996.

      All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Proxy Statement and prior to the date of the Special Meeting shall be deemed to be incorporated by reference in this Proxy Statement and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be modified or superseded, for purposes of this Proxy Statement, to the extent that a statement contained herein or in any subsequently filed document that is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement.

                                  APPENDICES

      EACH OF THE FOLLOWING APPENDICES CONSTITUTES A PART OF THIS PROXY STATEMENT AND SHOULD BE CONSIDERED AS SUCH.

      APPENDIX A - AGREEMENT AND PLAN OF MERGER........................... A-1

      APPENDIX B - FAIRNESS OPINION OF MCDONALD & COMPANY
                   SECURITIES, INC. ...................................... B-1

      APPENDIX C - SECTION 1701.85 OF OHIO GENERAL CORPORATION LAW........ C-1



                             ____________________
                                ______________


             THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF

                           CLINTON GAS SYSTEMS, INC.
                   PROXY FOR SPECIAL MEETING OF SHAREHOLDERS


            The undersigned, having received the Notice of Special Meeting and Proxy Statement dated July ___, 1996, hereby appoints Jerry D. Jordan, F. Daniel Ryan and Donald A. Nay, or any one or more of them, proxies of the undersigned, with full power of substitution, to attend the Special Meeting of Shareholders of Clinton Gas Systems, Inc., an Ohio corporation (the "Company"), to be held at the Marriott North, 6500 Doubletree Avenue, Columbus, Ohio 43214, on August 22, 1996 at 10:00 A.M. (local time) and at any adjournment or adjournments thereof, and thereat to vote, as designated below, all of the common shares of the Company which the undersigned would be entitled to vote if personally present as follows:

(1)   To approve and adopt the  Agreement  and Plan of Merger  dated as of May
      24,  1996  by  and  between  JENCO   Acquisition,   Inc.,  Joint  Energy
      Development Investments Limited Partnership and the Company.

                      FOR |_|      AGAINST |_|      ABSTAIN |_|

(2) In accordance with his or their best judgment on any other matters properly coming before the meeting or any adjournment or adjournments thereof.

      This proxy will be voted as directed, or if no such direction is indicated in respect of item (1) , it will be voted in favor thereof.

                                          Dated: ___________________, 1996


                                          -----------------------------------

                                          -----------------------------------
                                          Signature

                                          *NOTE:  Please date and sign exactly
                                          as name or names  appear  hereon and
                                          return  in  the  enclosed   envelope
                                          which  requires  no  postage.   When
                                          signing   as   Attorney,   Executor,
                                          Trustee,  Guardian  or  Officer of a
                                          corporation,  please  give  title as
                                          such.